UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

NOVABAY PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
June 9, 2023	11:00 a.m. PDT	Virtual meeting at: www.virtualshareholdermeeting.com/NBY2023

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” “we,” “our” and “us”). Stockholders will be able to participate in the meeting, vote, and submit questions during the virtual meeting by visiting www.virtualshareholdermeeting.com/NBY2023.

The Annual Meeting will be held for the purposes of the following:

(1)

To elect two (2) Class I directors nominated by our Board of Directors to hold office for a term of three (3) years or until their respective successors are elected and qualified. The nominees for election are Mr. Mijia (Bob) Wu and Dr. Yenyou (Jeff) Zheng (“Proposal One”).

(2)	To ratify the appointment by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal Two”).

(3)

To approve, as required by, and in accordance with, Sections 713(a) and 713(b) of the NYSE American Company Guide, the issuance of an aggregate of 7,615,392 shares of common stock, par value $0.01 per share (“Common Stock”) upon (i) the conversion of the $3.3 million aggregate principal amount Original Issue Discount Senior Secured Convertible Debentures due November 1, 2024 (as discussed and defined in the Proxy Statement) and (ii) the exercise of the Long-Term Warrants and the Short-Term Warrants (each as discussed and defined in the Proxy Statement) (the “2023 Private Placement”), including any additional shares of Common Stock due to an increase as a result of applicable anti-dilution adjustments or the monthly redemption of the Debentures (“Proposal Three”).

(4)

To adjourn the Annual Meeting to establish a quorum or to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the proposals (“Proposal Four”).

(5)	To transact any other business that may properly come before the Annual Meeting.

Proposal One (Election of Directors), Proposal Two (Ratification of the Selection of the Independent Registered Public Accounting Firm), Proposal Three (the Company Guide Proposal) and Proposal Four (Adjournment) are collectively referred to as the “Proposals”.

Each of the Proposals are described in the accompanying proxy statement (“Proxy Statement”), which we encourage you to read in its entirety before voting. After careful consideration, the NovaBay Board of Directors has determined that the Proposals are advisable and in the best interests of NovaBay and its stockholders and recommends that the holders of Common Stock entitled to vote with respect to each of the Proposals, vote or give instruction to vote “FOR” each of the nominees for Proposal One, “FOR” Proposal Two, “FOR” Proposal Three and “FOR” Proposal Four.

Stockholders may attend the Annual Meeting online, vote their shares electronically, and submit questions during the Meeting by visiting www.virtualshareholdermeeting.com/NBY2023 and entering the 16-digit control number included in their proxy card or the voting information form provided by their bank or broker. Prior to the Annual Meeting, stockholders can vote at www.proxyvote.com using their 16-digit control number or by the other methods described in the Proxy Statement.

The record date for the Annual Meeting is May 5, 2023. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Annual Meeting or any adjournment or postponement thereof. This Notice of Annual Meeting and the Proxy Statement are being distributed and made available on or about May 18, 2023.

A list of stockholders entitled to vote at the Annual Meeting will be available at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, for a period of ten (10) days prior to the Annual Meeting. If you would like to inspect the stockholder list, please contact our Corporate Secretary at (510) 899-8800. The stockholder list will also be available during the virtual Annual Meeting through the following secure link www.virtualshareholdermeeting.com/NBY2023.

May 18, 2023	By Order of the Board of Directors,

Paul E. Freiman Chair of the Board

PROXY STATEMENT SUMMARY

To assist you in reviewing the Proposals to be acted upon at the Annual Meeting, we call your attention to the following information about NovaBay Pharmaceuticals, Inc.’s (“NovaBay,” the “Company,” “we,” “our” or “us”) financial performance, key executive compensation actions and decisions, corporate governance highlights and financing transactions. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2022, the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2023 and the complete Proxy Statement that follows.

Proposals Which Require Your Vote

		More Information	Board Recommendation	Vote Required for Approval
PROPOSAL ONE	Election of the two (2) following director nominees: Mr. Mijia (Bob) Wu Dr. Yenyou (Jeff) Zheng	Page 5	FOR each nominee	Plurality of the votes entitled to be cast in the election of directors
PROPOSAL TWO	Ratification, on an advisory basis, of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2023	Page 17	FOR	Majority of shares present in person or represented by proxy duly authorized and entitled to vote at the Annual Meeting
PROPOSAL THREE

Approve, as required by, and in accordance with, Sections 713(a) and 713(b) of the NYSE American Company Guide, the issuance of an aggregate of 7,615,392 shares of Common Stock upon the conversion or exercise of the Debentures, the Long-Term Warrants and the Short-Term Warrants (as defined and discussed in the Proxy Statement), including any additional shares of Common Stock due to an increase as a result of applicable anti-dilution adjustments or the monthly redemption of the Debentures

		Page 19	FOR	Majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting
PROPOSAL FOUR

Approve the adjournment of the Annual Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the proposals

		Page 25	FOR	Majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting

If you have any questions in voting your shares, please contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

NOVA@allianceadvisors.com

855-643-7304

Introduction to NovaBay

+
Transforming Clinical Skincare Together

NovaBay develops and sells scientifically-created and clinically-proven eyecare, skincare and wound care products.

Eyecare:

Our leading product, Avenova® Antimicrobial Lid and Lash Solution (“Avenova Spray”), is proven in laboratory testing to have broad antimicrobial properties as it removes foreign material including microorganisms and debris from the skin around the eye, including the eyelid. Avenova Spray is formulated with our proprietary, stable and pure form of hypochlorous acid and is cleared by the U.S. Food and Drug Administration (“FDA”) for sale in the United States. Avenova Spray is available direct to consumers primarily through online distribution channels and is also available by prescription and dispensed by eyecare professionals for blepharitis and dry-eye disease. Other eyecare products offered under the Avenova eyecare brand include Novawipes by Avenova, Avenova Lubricant Eye Drops, Avenova Moist Heating Eye Compress, the i-Chek and the eyelash mirror.

Skincare:

Through our subsidiary DERMAdoctor, LLC (“DERMAdoctor”), as acquired in November 2021 (the “DERMAdoctor Acquisition”), we offer over 30 dermatologist-developed products targeting common skin concerns, ranging from aging and blemishes to dry skin, perspiration and keratosis pilaris. DERMAdoctor branded products are marketed and sold through the DERMAdoctor website, well-known traditional and digital beauty retailers, and a network of international distributors.

Wound Care:

We also manufacture and sell our proprietary form of hypochlorous acid in the wound care market with our products NeutroPhase and PhaseOne. NeutroPhase and PhaseOne are used for cleansing and irrigation as part of surgical procedures, as well as to treat certain wounds, burns, ulcers and other injuries. We currently sell our wound care products primarily through distributors.

Business Highlights

Company 2022 full year net product revenue of $14.4 million, which includes $7.7 million from the sale of Avenova products and $4.2 million from the sale of DERMAdoctor products.

Gross profit of $7.8 million in 2022, with a gross profit margin of 54.0%, as compared to gross profit of $6.5 million with a gross profit margin of 64.0% in 2021.

In 2022, the Company raised: (1) $2.1 million in capital by repricing outstanding Common Stock warrants and issuing new warrants to certain investors and (2) $3.25 million in capital by issuing units consisting of Series C Non-Voting Convertible Preferred Stock, Series A-1 Warrants and Series A-2 Warrants to certain qualified investors.

On November 15, 2022, the Company effected a 1-for-35 reverse stock split of our outstanding Common Stock (the “Reverse Stock Split”); and the next day, the Common Stock began trading on a split-adjusted basis.

- ii -

On May 1, 2023, the Company raised $3.0 million in capital in a private placement by issuing the Debentures, the Long-Term Warrants and the Short-Term Warrants (each as defined in Proposal Three) to existing accredited institutional investors, as further discussed and described in Proposal Three of this Proxy Statement.

Compensation Highlights

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) continues its historic practice of an annual performance incentive program, pursuant to which each Company executive may earn an annual performance bonus, tied to a percentage of his or her base salary. The Compensation Committee has the sole discretion to pay any portion of, or the entire, annual performance bonus in the form of equity compensation.

We implemented a stockholder advisory vote on executive compensation (commonly referred to as the “Say-on-Pay” proposal) beginning at our 2013 Annual Meeting and every three years thereafter, which gives stockholders the opportunity to endorse or not endorse the Company’s named executive compensation program. At the Company’s 2019 Annual Meeting, our stockholders voted to continue conducting its Say-on-Pay vote every three years, and a majority of stockholders approved the most recent Say-on-Pay proposal at the Company’s 2022 Annual Meeting. We will conduct our next vote on both our Say-on-Pay and the frequency of the Say-on-Pay proposal at our 2025 Annual Meeting of Stockholders.

Corporate Governance Highlights

NovaBay has a longstanding commitment to effective governance of its business and affairs for the benefit of stockholders, including through the below highlighted measures.

Board Leadership Structure

Our Board leadership structure currently consists of an independent Chair of the Board (the “Chair”) and independent committees. The Chair performs all duties and has all powers commonly incident to the office of Chair of the Board, including presiding at all meetings of the Board. In March 2019, the Board nominated Dr. Paul E. Freiman (“Dr. Freiman”) to serve as Chair due to his service on the Company’s Board since May 2002 and his prior position as the Board’s Lead Independent Director. Since this date, Dr. Freiman has and continues to serve as our Chair.

Beginning in August 2020, Mr. Justin M. Hall (“Mr. Hall”), the Company’s Chief Executive Officer, General Counsel and Chief Compliance Officer, was elected to serve on the Board. In his executive officer role, Mr. Hall has responsibility for the management and control of the day-to-day business and affairs of the Company, as well as general supervision of the Company’s executives, employees and agents. Given Mr. Hall’s tenure with the Company beginning in 2013 and his vast knowledge of its operations, the Board believes he offers invaluable business insight to its deliberations.

The Board believes that separating the roles of Chair and Chief Executive Officer enhances both the independence of the Board and its effectiveness in discharging its responsibilities and that NovaBay is currently best served with an independent Chair.

Board Committees

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as prescribed by its charter. All directors serving on the Board’s Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “N&CG Committee”) are independent, and each committee has the ability to hire and terminate its own outside advisors. A copy of each committee’s charter is available on the Corporate Governance section of our website at www.novabay.com.

- iii -

Board Composition and Diversity

Our Board seeks directors with a broad diversity of experience, professions, skills, geographic representation and backgrounds as well as gender and racial/ethnic diversity that will enhance the quality of the Board’s governance. Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities. This N&CG Committee regularly identifies individuals who have expertise that would complement and enhance the current Board’s skills and experience. In addition, as part of our stockholder engagement dialogue, we routinely ask our investors for input regarding director recommendations. The diversity of our current Board as of May 5, 2023 includes:

Other Governance Practices

In January 2022, the Board increased the number of directors from six (6) to eight (8) to expand the range of talents and perspectives on the Board.

The Board reflects a range of talents, ages, skills, diversity, and expertise.

Each director attended over 75% of applicable Board/Committee meetings in fiscal year 2022.

The Board conducts an annual evaluation of the CEO.

The directors participate in an annual evaluation of the full Board and each committee on which they serve in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to, and discussed with, the Board and each committee of the Board.

On March 23, 2022, the Board authorized an amendment to, and the restatement of, the Amended and Restated Bylaws (“Bylaws”) to update Article XI (Indemnification) to indemnify directors to the fullest extent permitted by Delaware law and to add a new Section 48 (Exclusive Forums for Adjudication of Disputes) to provide that the Delaware Court of Chancery shall be the exclusive forum for derivative actions, actions for breach of fiduciary duty, actions pursuant to the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Bylaws or actions under the internal affairs doctrine. The directors believe that such amendments will better assist the Company in attracting qualified directors and officers as well as prevent forum shopping.

No stockholder rights plan or “poison pill” has been adopted.

- iv -

Corporate Governance Policies

NovaBay has established Corporate Governance Guidelines, as routinely reviewed and updated by the N&CG Committee, to maintain effective and appropriate standards of corporate governance. We have also established a Code of Ethics and Business Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards and our overall risk and compliance programs, are components of mitigating the risks associated with the operation of our business. The full text of our Code of Ethics is available on the Corporate Governance section of our website at www.novabay.com.

NovaBay also maintains an Insider Trading Policy. Pursuant to the Company’s Insider Trading Policy, the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The Insider Trading Policy specifically prohibits directors, officers and other employees from engaging in short sales, margin accounts, pledging or hedging transactions of the Company’s securities. To the Company’s knowledge, each of the named executive officers (as provided in the Proxy Statement) and directors complied with the Insider Trading Policy during fiscal year 2022.

Stockholder Proposals at the 2023 Annual Meeting

Election of Directors (Proposal One)

You will find important information in the Proxy Statement about the qualifications and experience of each of the director nominees listed below whom you are being asked to elect at the 2023 Annual Meeting. The N&CG Committee performs an annual assessment to evaluate whether each of NovaBay’s directors has the skills and experience to oversee the Company effectively. All of our directors, including the director nominees listed below, have demonstrated that they have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Director Nominees	Director Since	Age	Independent	Principal Occupation	NovaBay Board Committees
Mr. Mijia (Bob) Wu	2016	46	No	Managing Director of both China Kington Asset Management and Shanghai Ceton Investment Management Co. Ltd.	None
Dr. Yenyou (Jeff) Zheng	2019	64	Yes	Director of Business Development of Craft Capital Management LLC	Audit (Chair); N&CG (Chair); Compensation

Our Board recommends unanimously that you vote “FOR” the two (2) Class I director nominees listed above.

Ratification of the Selection of the Independent Registered Public Accounting Firm (Proposal Two)

The Audit Committee has appointed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for 2023. While we are not required to have stockholders ratify the selection of Withum as the Company’s independent auditor, we are doing so because we believe it is good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain Withum as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders. Our Board recommends unanimously that you vote “FOR” Proposal Two.

Approval of the Company Guide Proposal (Proposal Three)

You will find important information in the Proxy Statement about the Company’s 2023 Private Placement of the Debentures, the Long-Term Warrants and the Short-Term Warrants (collectively, the “2023 Warrants”), each as further defined and described in Proposal Three (or the “Company Guide Proposal”). The 2023 Private Placement closed on May 1, 2023. The full conversion of the Debentures and the exercise of the 2023 Warrants of an aggregate of 7,615,392 shares of Common Stock is subject to stockholder approval.

- v -

Our Common Stock is listed on the NYSE American, and, as such, is subject to the applicable rules of the NYSE American as set forth in the NYSE American Company Guide (the “Company Guide”), including Section 713(a) and (b) of the Company Guide. We are seeking stockholder approval of Proposal Three at the Annual Meeting in order to satisfy the requirements of Section 713(a) and (b) of the Company Guide to allow for the conversion and/or redemption of the full amount of the Debentures into Common Stock and the exercise of the 2023 Warrants into Common Stock. While approval of our stockholders was not required to close the 2023 Private Placement, the approval of our stockholders is required to authorize the full conversion of the Debentures and the exercise of the 2023 Warrants as provided in Proposal Three. Our Board recommends unanimously that you vote “FOR” Proposal Three.

Approval of the Adjournment Proposal (Proposal Four)

If NovaBay fails to establish a quorum for the Annual Meeting or receive a sufficient number of votes to approve the proposals at the Annual Meeting, then we may propose to adjourn or postpone the Annual Meeting. Proposal Four (or the “Adjournment Proposal”) for the vote regarding adjournment or postponement of the Annual Meeting will be disregarded if there are sufficient votes to approve the proposals at the Annual Meeting. Our Board recommends unanimously that you vote “FOR” Proposal Four.

- vi -

TABLE OF CONTENTS

Page

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS	1
Purpose of Meeting	1
Attendance at the Annual Meeting	1
Voting; Quorum	1
Required Votes and Effects of Abstentions and Broker Non-Votes	2
Effect of Not Voting	3
Voting Methods	3
Revoking Proxies	4
Solicitation	4
Other Matters	4
Results of the Voting at the Annual Meeting	4
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	5
PROPOSAL ONE: ELECTION OF DIRECTORS	5
Current Directors and Nominees	6
Class I Directors – Terms Expiring at the 2023 Annual Meeting	6
Stockholder Approval	7
Recommendation of Our Board	7
Class II Directors – Terms Expiring at the 2024 Annual Meeting	7
Class III Directors – Terms Expiring at the 2025 Annual Meeting	8
Family Relationships	9
Corporate Governance	10
Code of Ethics and Business Conduct	10
Director Independence	10
Board Committees and Meetings	10
Environmental, Social and Governance (ESG)	13
Other Board Matters	14
Stockholder Communications to the Board	16
PROPOSAL TWO: ADVISORY, NON-BINDING VOTE TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
Fees Paid to Independent Registered Public Accounting Firm	17
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	18
Stockholder Approval	18
Recommendation of Our Board	18
Audit Committee Report	18
PROPOSAL THREE: COMPANY GUIDE PROPOSAL	19
Background	19
Description of the 2023 Private Placement	20
Effect and Consequences of the Issuances of Underlying Common Stock	24
Additional Information	24
Stockholder Approval	24
Recommendation of Our Board	24
PROPOSAL FOUR: THE ADJOURNMENT PROPOSAL	25
Stockholder Approval	25
Recommendation of Our Board	25
EXECUTIVE COMPENSATION AND OTHER INFORMATION	26
Executive Officers	26
Summary Compensation Table	27
Outstanding Equity Awards at Fiscal Year End	30
Employment-Related Agreements and Potential Payments upon Termination or Change in Control	31
Director Compensation	34
PAY-VERSUS-PERFORMANCE	36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
EQUITY COMPENSATION PLAN INFORMATION	42
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	43
OTHER PROXY MATTERS	44
Delinquent Section 16(a) Reports	44
Deadlines for Receipt of Stockholder Proposals and Nominations	44
Householding of Proxy Materials	45
Method of Proxy Solicitation	45
Where You Can Find More Information	45
Forward-Looking Statements	46
Other Business	46

2000 Powell Street, Suite 1150

Emeryville, California 94608

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”), our Notice of 2023 Annual Meeting of Stockholders (the “Notice”) and our proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the 2023 Annual Meeting of Stockholders to be held on Friday, June 9, 2023 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 11:00 a.m. Pacific Time and, in line with prior practice, will be a virtual meeting of stockholders. You will be able to participate in the 2023 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/NBY2023. You must have your 16-digit control number on your proxy card to enter and participate in the virtual meeting. This Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) are being delivered by mail on or about May 18, 2023 to stockholders of record as of May 5, 2023.

If you have any questions in voting your shares, please contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

NOVA@allianceadvisors.com

855-643-7304

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice and are described in more detail in this Proxy Statement.

Attendance at the Annual Meeting

As permitted by Delaware law and our Bylaws, the Annual Meeting will be held as a virtual meeting live via the Internet. You will be able to attend the Annual Meeting via live webcast by visiting NovaBay’s virtual meeting website (www.virtualshareholdermeeting.com/NBY2023) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 16-digit control number provided on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Shares of which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting if you have a 16-digit control number. If there is no 16-digit control number included on your instructions, please refer to the information provided by your broker, bank or other holder of record for voting information and/or instruction on how to attend the Annual Meeting.

Even if you plan to attend the Annual Meeting virtually, NovaBay recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as May 5, 2023 (“Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one (1) vote for each share of our Common Stock held by such stockholder as of the Record Date. As of the Record Date, 2,728,824 shares of our Common Stock were outstanding, 11,026 shares of our Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) and 1,150 shares of our Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”) were outstanding. The holders of the Series B Preferred Stock and/or the Series C Preferred Stock have no voting rights for any of the Proposals and therefore will not vote at the Annual Meeting.

The presence at the Annual Meeting, either in person or by duly authorized proxy, of holders of a majority of the voting power of all the outstanding shares of our Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who log on and vote at our virtual meeting of stockholders with their 16-digit control number (which is provided on your proxy card) are considered present in person at the meeting. Abstentions are counted as present for purposes of determining the presence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned or postponed in order to permit further solicitation of proxies until a quorum is obtained.

A broker non-vote occurs when the broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or other nominee does not have, or elects not to use, its discretionary voting power to vote on that proposal without such discretionary power granted by the beneficial owner or given specific voting instructions from the beneficial owner. Proposal One and Proposal Three described in this Proxy Statement are “non-routine” items for which a broker cannot use its own discretion and must be granted such discretionary power by the beneficial owner or given specific voting instructions from the beneficial owner, and Proposal Two and Proposal Four in this Proxy Statement are “routine” items for which a broker can use its discretion to vote if it does not have either discretionary power granted by the beneficial owner or specific voting instructions from the beneficial owner. If a quorum is not present, the Annual Meeting will be adjourned or postponed in order to permit further solicitation of proxies until a quorum is obtained. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate “FOR” votes, “AGAINST” votes, abstentions and broker non-votes.

Required Votes and Effects of Abstentions and Broker Non-Votes

Votes Generally. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each proposal, votes “FOR” and “Against,” abstentions, and, if applicable, broker non-votes.

Abstentions and Broker Non-Votes. Abstentions will count towards the quorum. Shares constituting broker “non-votes” are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter or, unless the beneficial holder has provided voting instructions on at least one proposal, whether a quorum exists at the Annual Meeting.

Required Vote.  The following summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

●

For Proposal One, a stockholder may vote “FOR” the election of any one of the Class I director nominees proposed by the Board or “WITHHOLD” authority to vote for one or more of the proposed nominees. In accordance with our Bylaws and as permitted under Delaware law, our directors are elected by a plurality of votes represented and entitled to vote at a meeting of stockholders. Accordingly, for our election of Class I directors, the two (2) director candidates nominated by our Board who receive the highest number of “FOR” votes of our Common Stock, present or represented by proxy duly authorized and entitled to vote at the Annual Meeting, will be elected. “WITHHELD” votes and broker non-votes will have no effect.

●

For Proposal Two, the ratification of the appointment by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 will reflect stockholder approval of such advisory vote if we receive “FOR” votes from a majority of the shares present or represented by proxy duly authorized and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “AGAINST” votes. We do not expect to have any broker non-votes on this proposal as your broker may vote your shares in relation to Proposal Two without a grant of discretionary power by the beneficial owner or specific voting instructions from the beneficial owner.

●

For Proposal Three, the approval of the Company Guide Proposal will reflect stockholder approval if we receive “FOR” votes from a majority of the shares present in person or represented by proxy and duly authorized and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “AGAINST” votes and broker non-votes will have no effect.

●

For Proposal Four, the approval of the Adjournment Proposal will reflect stockholder approval if we receive “FOR” votes from a majority of the shares present in person or represented by proxy and duly authorized and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “AGAINST” votes. We do not expect to have any broker non-votes on this proposal as your broker may vote your shares in relation to Proposal Four without a grant of discretionary power by the beneficial owner or specific voting instructions from the beneficial owner.

As described under Proposal Three, the Company obtained voting commitments from its executive officers, directors, more than 10% stockholders and certain other significant stockholders to vote in favor of Proposal Three. As a result of having these voting commitment letters, we expect up to approximately 12% of the outstanding Common Stock as of the Record Date to support Proposal Three; however, such number of shares will not be sufficient to approve Proposal Three.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the 2023 Private Placement (which has already been completed) or the issuance of the Debentures or the 2023 Warrants (which have already been issued). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Debentures and the 2023 Warrants.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone or over the Internet or by completing and returning your proxy card, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the NYSE American deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker, bank or other nominee may not vote your shares on Proposal One or Proposal Three, but may vote your shares on Proposal Two and Proposal Four.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares at the virtual Annual Meeting, www.virtualshareholdermeeting.com/NBY2023, which contains voting instructions. You may also vote your shares by telephone by calling (toll free within the U.S. and Canada) 1-800-690-6903 and following the voting instructions read to you by the automated operator. Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit control number provided to you on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on May 18, 2023. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time on Thursday, June 8, 2023. After internet and telephone voting closes, you will only be able to vote by attending the Annual Meeting via live webcast and voting at the Annual Meeting. The meeting starts at 11:00 a.m. (Pacific Time). After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares for the specific proposals considered at the Annual Meeting.

If you are a registered stockholder as of the Record Date and hold your shares in more than one fund or other affiliated investment vehicle, you will receive separate voting credentials for each such entity that is a record holder of shares of our Common Stock. Please be sure to log on separately for each fund in order to cast all votes that you are entitled to cast at the Annual Meeting.

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If your proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted “FOR” the election of the directors proposed by the Board under Proposal One and “FOR” the approval of Proposal Two, Proposal Three and Proposal Four described in this Proxy Statement. The proxy card also grants the proxy holder discretionary authority to vote on any other business that may properly come before the Annual Meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

Revoking Proxies

If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); (ii) attending the Annual Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy); or (iii) by filing a notice of revocation or submitting another signed proxy card with a later date with our Corporate Secretary, Mr. Justin Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting. Proxies solicited on behalf of the Board will be voted in accordance with the directions given.

Solicitation

NovaBay will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. In addition, we have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support. For additional information about this engagement, please see “Method of Proxy Solicitation” below.

Other Matters

Other than the proposals described in the Proxy Statement, the Board is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the person named in the form of proxy will vote the proxy, pursuant to the authority provided to him or her, in accordance with his or her best judgment on that matter.

Results of the Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board consisting of three (3) classes of directors, Class I, Class II and Class III, each with staggered three (3)-year terms. As a result, a portion of our Board will be elected at each annual meeting. Our Board currently consists of eight (8) directors. At this year’s Annual Meeting, the current term of the Class I directors will expire and our stockholders will vote on the two Class I director nominees identified below.

Upon the recommendation of the Nominating and Corporate Governance (“N&CG”) Committee of the Board, our Board selected and approved Mr. Mijia (Bob) Wu (“Mr. Wu”) and Dr. Yenyou (Jeff) Zheng (“Dr. Jeff Zheng”) as nominees for election as Class I directors at this Annual Meeting to serve for a term of three (3) years, expiring at the 2026 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier resignation or removal. Each nominee has agreed to serve if elected. Management has no reason to believe any of the nominees will be unable to serve. In the event any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named above.

On January 27, 2022, the Board expanded the size of the Board from six (6) directors to eight (8) directors. The Board filled the two new vacancies created by the expansion of the Board by appointing Dr. Audrey Kunin as a Class I director and Ms. Julie Garlikov (“Ms. Garlikov”) as a Class II director. Also on January 27, 2022, director Xinzhou (Paul) Li (“Mr. Li”), a Class II director, resigned from the Board, and the Board appointed Mr. Yongxiang (Sean) Zheng (“Mr. Sean Zheng”) as a Class II director to fill the vacancy created by the resignation of Mr. Xinzhou (Paul) Li, effective the same day. Dr. Audrey Kunin’s term as a Class I director will expire at the Annual Meeting, and, the Board determined to reduce the size of the Board from eight (8) to seven (7) directors, effective as of the Annual Meeting.

Along with Mr. Sean Zheng, Mr. Justin M. Hall (“Mr. Hall”) and Ms. Garlikov have also been designated as Class II directors whose terms expire at the 2024 Annual Meeting of Stockholders. Further, Dr. Freiman and Ms. Swan Sit (“Ms. Sit”) have been designated as Class III directors whose terms expire at the 2025 Annual Meeting of Stockholders.

Current Directors and Nominees

The names of our director nominees, their ages and biographical information about them are as follows. Dr. Audrey Kunin’s term as a Class I director will expire at the Annual Meeting.

Class I Directors – Terms Expiring at the 2023 Annual Meeting

MIJIA (BOB) WU, M.B.A.
Director Age: 48	Director since: January 2016 Committees: None Current Occupation: Managing Director of China Kington Investment Co. Ltd. and Managing Director of Shanghai Ceton Investment Management Co. Ltd.

Selected Director Qualifications:

  Over a 15 years of valuable experience in finance and investments

  Uniquely positioned to represent our stockholders’ interests as a representative of one of the Company’s largest stockholders

  Expertise in the international market

Since June 2008, Mr. Wu has been the Managing Director of China Kington Investment Co. Ltd. (an affiliated entity of China Kington Asset Management, which has a long-standing relationship with NovaBay). Certain related-party historic transactions between the Company and China Kington are described in the Company’s prior filings with the SEC. Concurrently, he has served as the Managing Director of Shanghai Ceton Investment Management Co. Ltd. Since October 2013 until January 2022, he also served as the Non-Executive Director of China Pioneer Pharmaceutical Holdings Ltd. (“Pioneer”). Previously, he served as a Director of UBS AG, Hong Kong Branch in 2007 and Vice President of BNP Paribas Hong Kong from 2005 to 2006. He was also the Assistant Vice President at ABN AMRO Bank (China) Co., Ltd. from 2002 to 2005. He holds an M.B.A. from Manchester Business School, University of Manchester, and an Executive M.B.A. from Cheung Kong Graduate School of Business.

YENYOU (JEFF) ZHENG, PH.D.
Independent Director Age: 66	Director since: September 2019 Committees: N&CG (Chair), Audit (Chair) and Compensation Current Occupation: Director of Business Development of Craft Capital Management LLC

Selected Director Qualifications:

  Significant strategic experience in corporate financing solutions from his current experience at both Craft Capital Management LLC and Spartan Securities Group, Ltd.

  Extensive network of contacts related to financing, partnering and support services

Dr. Jeff Zheng currently serves as the Director of Business Development of, and as a broker with, Craft Capital Management LLC and has served in such positions since September 2019. Dr. Jeff Zheng also currently serves on the Board of Directors of Mars Acquisition Corp. (NASDAQ: MARX), a special purpose acquisition company. Prior to that, Dr. Jeff Zheng served as the Director of Business Development of Spartan Securities Group, Ltd. from 2014 to August 2019. Dr. Jeff Zheng’s experience includes providing innovative financial solutions and consulting services for initial public offering underwriting and investment banking as well as corporate financing solutions with a particular focus on Chinese companies listed overseas. Dr. Jeff Zheng previously served as a financial advisor for various Canadian public companies including: P & P Ventures Inc. (TSX-V: PPV.H) where he served as president and a director; Damon Capital Corp (TSX-V: DAM.H) where he served as Chief Financial Officer and a director; and Cantronic Systems Inc. (TSX-V: CTS) where he served as a director and chair of the audit committee. Dr. Jeff Zheng received a Ph.D. in physics from Flinders University of South Australia.

Stockholder Approval

A plurality of the votes entitled to be cast at the Annual Meeting is required for approval of each of the director nominees.

Recommendation of Our Board Our Board unanimously recommends that you vote “FOR” each of the Class I director nominees listed above.

Class II Directors – Terms Expiring at the 2024 Annual Meeting

JULIE GARLIKOV
Independent Director Age: 52	Director since: January 2022 Committees: None Current Occupation: Chief Commercial Officer of Sherlock Biosciences

Selected Director Qualifications:

  Over 25 years of experience in consumer marketing

  Extensive expertise in health, beauty and eyecare products, as well as in direct to consumer advertising and digital demand generation

Ms. Garlikov is the Chief Commercial Officer of Sherlock Biosciences, a biotechnology CRISPR diagnostic company. She has served in this position since June 2022. Ms. Garlikov has over 25 years of experience in marketing, which includes serving as the Chief Marketing Officer or Leader at GRAIL, New Age and Shaklee, as well as senior marketing positions at Rodan & Fields, Obagi Medical, Nuvesse Skin Therapies and Allergan. She is a classically trained CPG marketer who gained her consumer experience at Procter & Gamble, Johnson & Johnson and PepsiCo and has deep expertise in both health and beauty and eyecare products, as well as in DTC advertising and digital demand generation. Ms. Garlikov has a Bachelors degree from the University of California, Berkley and a Masters degree in Business Administration from Columbia University.

JUSTIN M. HALL, ESQ.
Director Age: 45	Director since: August 2020 Committees: None Current Occupation: Chief Executive Officer, General Counsel and Chief Compliance Officer of NovaBay

Selected Director Qualifications:

  Extensive knowledge of NovaBay’s products, business and employees due to his tenure and continuing leadership of the Company

  Expertise in the pharmaceutical industry and legal issues surrounding NovaBay’s business

  Leadership of NovaBay through its acquisition of DERMAdoctor

Mr. Hall currently serves as NovaBay’s Chief Executive Officer, General Counsel and Chief Compliance Officer and has served in such positions since June 2019. Mr. Hall served as the Company’s Interim President and Chief Executive Officer from March 2019 to June 2019 and as the Company’s Senior Vice President and General Counsel beginning in December 2015. Prior to this, he served as the Company’s lead in-house counsel beginning in February 2013. Prior to joining the Company, Mr. Hall worked as Corporate Counsel at Accuray Incorporated, a radiation oncology company, which he joined in October 2006, where he provided substantive legal advice on a broad range of complex legal matters with a focus on employment, corporate compliance, and corporate governance. Mr. Hall’s prior experience also includes serving as an investment advisor at Sagemark Consulting from 2000 to 2006, and a stockbroker at First Security Van Kasper from 1998 to 2001. Mr. Hall received a B.A. in Business Administration and Management from the University of California, San Diego, and a J.D. from the University of San Diego, School of Law.

YONGXIANG (SEAN) ZHENG
Director Age: 53	Director since: January 2022 Committees: None Current Occupation: Managing Director of Q3 Medical Devices (Shanghai) Co. Ltd.
Selected Director Qualifications: More than 27 years’ experience in mergers and acquisitions, fund management and import/export businesses

Mr. Sean Zheng currently serves as the Managing Director of Q3 Medical Devices (Shanghai) Co. Ltd. Prior to joining Q3 Medical, Mr. Sean Zheng held several leadership positions, including Managing Director of Boill Fund Management (HK) Co., Ltd. and Managing Director and Chief Executive Officer of Sprott- Zijin Mining fund, a JV fund between Zijin Mining Group and Sprott Asset Management LP. From 2007 to 2011, Mr. Sean Zheng served as a director of Dingtian Asset Management. Mr. Sean Zheng has also been a CFA chartered holder since 2006. Mr. Sean Zheng graduated from Renmin University of China in 1992 and holds a B.S degree in Commodity Science. He received his MBA from the University of New South Wales in 2002 and earned a master’s degree of EMBA from China Europe International Business School (CEIBS) in 2010.

Class III Directors – Terms Expiring at the 2025 Annual Meeting

PAUL E. FREIMAN, PH.D.
Chair & Independent Director Age: 88	Director since: May 2002 Committees: Compensation (Chair), Audit and N&CG Current Occupation: Independent Pharmaceutical Professional & Consultant

Selected Director Qualifications:

   Extensive historical knowledge about NovaBay, having served over 19 years as one of our directors, providing valuable Board continuity

   Valuable operational and industry expertise and leadership skills from prior experiences as a client executive officer as well as a board member of various pharmaceutical companies

   Experience in multiple acquisitions, for example guiding Syntex Corporation (“Syntex”) through an acquisition by Roche for $5.3 billion

Since January 2009, Dr. Freiman has been an independent pharmaceutical professional and consultant. Currently, he is also a board member of Chronix Biomedical Inc., a private molecular diagnosis company. Dr. Freiman’s prior experience includes serving as the president and chief executive officer of Neurobiological Technologies, Inc. (OTC: NTII) and a member of its board of directors from April 1997 until 2009. Dr. Freiman’s prior experience also includes serving as the former chairman and chief executive officer of Syntex from 1989 to 1994. He is credited with much of the marketing success of Syntex’s lead product, Naprosyn, and was responsible for moving the product to over-the-counter status, marketed as Aleve. Dr. Freiman served as chairman of the board of Neurotrope, Inc. (OTCBB: BLFL) from 2013 until August 2016. Dr. Freiman served as chairman of Penwest Pharmaceutical Co. (NASDAQ: PPCO) until 2010 and served on the board of directors of Otsuka American Pharmaceuticals, Inc. and Otsuka America, Inc. until 2011, NeoPharm, Inc. (NASDAQCM: NEOL) until 2010 and Calypte Biomedical Corporation (OTC: CBMC) until September 2009. Dr. Freiman also served on the board (including as chairman) of the Pharmaceutical Research and Manufacturers Association of America. He has also served on a number of industry task forces both domestically and internationally. Dr. Freiman received a B.S. in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

SWAN SIT
Independent Director Age: 45	Director since: December 2019 Committees: Audit, Compensation and N&CG Current Occupation: Independent Business Consultant
Selected Director Qualifications: Experience in brand management and advertising Expertise in the digital transformation of companies through ecommerce

Ms. Sit currently acts as an independent business consultant to various public and private companies. Ms. Sit also serves as a director of Edgewell Personal Care Company (NYSE: EPC) (since September 2020) and Far Niente Winery (since August 2020). She previously served as the Vice President of NA Digital Commerce Capabilities, Business Operations and Service and the Vice President of Global Digital Marketing of Nike, Inc. from 2018 to 2019. Prior to such position, Ms. Sit served as the Vice President of Global Digital of Revlon and Elizabeth Arden, Inc. from 2015 to 2017 and the Executive Director of Strategy and Planning, Online of The Estée Lauder Companies, Inc. Ms. Sit brings business experience including digital transformation experience supplemented by management consulting, brand management and advertising. Ms. Sit has built front-end consumer experiences across ecommerce, omnichannel, mobile, media, social, apps and innovation as well as integrated back-end operations. Ms. Sit received an MBA from Columbia Business School and a B.A. in Economics from Harvard University.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers, except Dr. Audrey Kunin, NovaBay’s Chief Product Officer, is the spouse of Dr. Jeff Kunin, the President and Chief Executive Officer of DERMAdoctor, LLC.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available on the Corporate Governance section of our website at www.novabay.com. We intend to disclose future amendments to certain provisions of the Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC, at the same location on our website.

Director Independence

Our Board has determined that each of Dr. Freiman, Ms. Garlikov, Ms. Sit and Dr. Jeff Zheng satisfies the requirements for “independence” as defined in the NYSE American Company Guide (the “Company Guide”). The remaining directors, who are not independent, do not and will not serve on any committees of the Board as long as they are not independent.

Board Committees and Meetings

Our Board has an Audit Committee, a Compensation Committee and an N&CG Committee. Each such committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Corporate Governance section of our website at www.novabay.com.

Name	Audit Committee	Compensation Committee	N&CG Committee
Paul E. Freiman, Ph.D.*	●	C	●
Justin M. Hall, Esq.
Julie Garlikov
Dr. Audrey Kunin
Swan Sit	●	●	●
Mijia (Bob) Wu, M.B.A.
Yenyou (Jeff) Zheng, Ph.D. +	C	●	C
Yongxiang (Sean) Zheng
●	Member
C	Chair
+	Audit Committee Financial Expert
*	Chair of the Board

The table below shows the number of Board and Committee meetings held in 2022.

Number of Meetings Held
Board of Directors	9
Audit Committee	5
Compensation Committee	2
N&CG Committee	1

Directors are expected to attend Board meetings, our annual stockholders’ meeting and the meetings of the committees on which they serve. In 2022, no director attended fewer than 75% of the aggregate number of Board and Committee meetings of the Board and committees on which he or she served. Following all of the regularly scheduled 2022 Board meetings, the independent directors met in an executive session. During 2022, Dr. Freiman served as Chair of the Board.

Committee	Committee Function
Audit: Yenyou (Jeff) Zheng, Ph.D., Chair Paul E. Freiman, Ph.D. Swan Sit

Our Board has determined that each member of the Audit Committee is independent, as defined in the Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dr. Jeff Zheng qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The functions of this committee include, but are not limited to:

meeting with our management and our independent registered public accounting firm periodically to consider the adequacy and effectiveness of our disclosure controls and procedures and our internal controls;

reporting findings regularly to the Board, including any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, and the performance and independence of our independent registered public accounting firm;

considering and pre-approving all audit and non-audit services to be rendered by our independent registered public accounting firm;

appointing, evaluating, engaging and determining the compensation of, overseeing the work of, and, when appropriate, dismissing our independent registered public accounting firm;

reviewing with management and our independent registered public accounting firm, prior to public release, our financial statements (including annual and quarterly financial statements in periodic reports to be filed with the SEC);

reviewing with our independent registered public accounting firm all of its significant findings during the year, including the status of previous audit recommendations, and any significant unadjusted audit differences;

reviewing and discussing with management and our independent registered public accounting firm the accounting policies that may be viewed as critical, and reviewing and discussing any significant changes in our accounting policies and any accounting and financial reporting proposals that may have a significant impact on our financial reports;

resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

inquiring of management, the Chief Financial Officer (“CFO”) and/or the Controller, and our independent registered public accounting firm, about significant risks or exposures and assessing the steps management has taken to minimize such risks; and

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters.

Both our independent registered public accounting firm and internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee.

Compensation: Paul E. Freiman, Ph.D., Chair Swan Sit Yenyou (Jeff) Zheng, Ph.D.

Our Board has determined that each member of the Compensation Committee is independent, as defined in the Company Guide.

The functions and scope of authority of the Compensation Committee include, but are not limited to:

    establishing, approving and reviewing the overall corporate policies, goals and objectives for the compensation of our CEO and other executive officers, as well as annually evaluating the performance of our CEO and other executive officers in light of the corporate goals and objectives, and determining and approving the compensation of our CEO and other executive officers;

    periodically reviewing and making recommendations to the Board concerning our equity and other incentive compensation plans, including the need to amend existing plans or adopt new plans or arrangements;

    assisting the Board in the administration of our stock option plans and any equity or incentive compensation plans, and making recommendations to the Board as to stock option grants and other discretionary awards under such plans as to the executive officers; and

    reviewing, at least annually, our pension and retirement plans, including any supplemental executive retirement plans, and making recommendations to the Board regarding the need to amend existing plans or adopt new ones for the purpose of implementing the Compensation Committee’s strategy regarding pension and retirement benefits.

Decisions regarding executive compensation are ultimately determined by the Board upon recommendations of the Compensation Committee, which reviews a number of factors in its decisions, including market information about the compensation of executive officers at similarly-sized biotechnology companies within our geographic region, or peer group companies, and recommendations from our CEO and CFO. The CEO and CFO attend all meetings of the Compensation Committee and participate in Compensation Committee discussions setting compensation of NovaBay’s officers and employees, except neither the CEO nor CFO attend when the CEO’s compensation package is being discussed and the CFO does not attend when his compensation package is being discussed. This process allows the Compensation Committee to set compensation at levels it believes are appropriate to retain and motivate our NEOs (as defined below).

Future decisions regarding executive compensation will continue to be the responsibility of our Compensation Committee. Outside director compensation is determined by the entire Board after review and approval by the Compensation Committee. Director compensation is discussed further under the caption “Director Compensation” below.

Nominating and Corporate Governance: Yenyou (Jeff) Zheng, Ph.D., Chair Paul E. Freiman, Ph.D. Swan Sit

Our Board has determined that each member of the N&CG Committee is independent, as defined in the Company Guide.

The functions of the N&CG Committee include, but are not limited to:

    assisting the Board in establishing the minimum qualifications for a director nominee, including the qualities and skills that Board members are expected to possess;

    leading the search for and identifying qualified candidates to become members of our Board;

    selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

    selecting candidates to fill vacancies on our Board;

    reviewing and recommending to the Board a determination with respect to each director’s “independence” under the listing standards, the rules and regulations of the SEC and any other laws applicable to us;

    receiving, reviewing and responding to director nominations submitted in writing by our stockholders;

    reviewing and assisting the Board in developing a succession plan for the CEO;

    developing, assessing annually, and making recommendations to the Board concerning appropriate corporate governance policies, including our Code of Ethics, and monitoring compliance with our Code of Ethics and other corporate governance policies; and

    overseeing an annual review of the performance of the full Board and management and overseeing the annual self-evaluation process of each Board committee.

Environmental, Social and Governance (ESG)

NovaBay is committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our consumers, our investors, the environment, and the communities in which we live and work. Consistent with our values and commitments, NovaBay has taken steps to further its environmental, social and governance (“ESG”) practice, including:

NovaBay and DERMAdoctor are strongly committed to conducting quality control and performance tests before products are marketed to ensure all products meet our high standards. Testing activities are performed by laboratories with ISO 17025 accreditation and FDA registration and no tests are performed on animals.

In the first quarter of 2022, NovaBay donated 2.5 million KN95 protective masks to schools, youth groups and other charitable organizations.

We value our employees and suppliers and prioritize inclusivity, work ethic, collaboration, and a commitment to deliver quality results. In 2022, we continued to monitor and implement COVID-19 protocols for the safety of our employees and other stakeholders.

We value diversity in corporate governance as reflected by the gender and racial profiles of our directors.

Other Board Matters

Board’s Leadership Structure. Dr. Freiman has served as the Board’s independent Chair since March 2019.

Board’s Role in Risk Oversight. One of the Board’s key functions is informed oversight of NovaBay’s risk management process. The Board does not have a formal risk management committee, but rather administers this oversight function through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Audit Committee is responsible for considering and discussing financial and enterprise risk exposures, including internal controls, and discusses with management, and the independent registered public accountants, our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. In addition, under our whistleblower policy, employees wishing to report concerns or complaints they have related to accounting, auditing and internal controls submit such concerns in confidence, or anonymously if desired, to an outside administrator who forwards such complaints to our Audit Committee Chair. Our Audit Committee monitors the effectiveness of the whistleblower policy. Our N&CG Committee monitors the effectiveness of our compliance and ethics policies, including whether they are successful in preventing illegal or improper liability-creating conduct, and our compliance with legal and regulatory requirements. Our Compensation Committee monitors NovaBay’s compensation policies to ensure that the compensation packages offered to our executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk-taking activities.

Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that our risk management processes are adequate and functioning as designed. Our Board’s involvement in risk oversight includes receiving regular reports from members of management and evaluating areas of material risk, including operational, financial, legal, regulatory, strategic and reputational risks. As a smaller reporting company with a reasonably-sized Board, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Annual Meeting Attendance. We do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders; however, directors are encouraged to attend all such meetings. In 2022, all eight (8) of our directors then serving attended our 2022 Annual Meeting of Stockholders.

Director Selection. The N&CG Committee reviews the appropriate qualities and skills required of directors in the context of the current Board composition. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve our stockholders’ long-term interests. These factors, and others deemed appropriate by the N&CG Committee in contributing to our Board’s heterogeneity, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the N&CG Committee and of the Board may change from time to time to take into account changes in business and other trends, rules and laws related to board criteria, and the portfolio of skills and experience of current and prospective directors. The N&CG Committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers or by our large stockholders or investment partners.

From time to time, the N&CG Committee may engage the services of a third-party search firm to identify director candidates. The Board strives to achieve a membership of qualified individuals with a combination of qualities that best serves the Company’s needs. The N&CG Committee consults with the Board to determine the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time and will consider diversity in its process to the extent it deems appropriate. For example, the N&CG Committee took into account (1) gender diversity in its determination to recommend that Ms. Sit be appointed to our Board in 2019 and that Dr. Audrey Kunin and Ms. Garlikov be appointed to our Board in 2022, and (2) ethnic diversity in its determination to recommend that Mr. Wu be appointed to our Board in 2016, that Dr. Jeff Zheng and Ms. Sit be appointed to our Board in 2019 and that Mr. Sean Zheng be appointed to our Board in 2022.

To identify the best candidates for the Board’s needs, the N&CG Committee considers the following as the minimum qualifications a nominee must have:

experience at a strategic or policymaking level in a business, government, non-profit or academic organization;

be highly accomplished in his or her respective field, with superior credentials and recognition;

be well regarded in the community and possess a long-term reputation for the highest ethical and moral standards;

sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

to the extent such nominee serves or has previously served on other boards, a demonstrated history of actively contributing at board meetings.

The N&CG Committee also considers industry experience or qualifications, such as generic, brand or biotech experience, general management or financial experience, and diverse experience in business, education, government, law, technology, regulatory compliance, medicine and science. When considering candidates for election (or re-election) to the Board, the N&CG Committee considers the entirety of a candidate’s credentials and background in addition to the specific minimum qualifications outlined above. Moreover, the members of the N&CG Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, and minimal conflicts of interest that might interfere with his or her performance as a director.

The N&CG Committee will consider candidates for director recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement, as described in the Bylaws and provided that such recommendations are received within the timeframe required under the caption “Deadline for Receipt of Stockholder Proposals or Nominations” below. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date(s) on which such shares were acquired and the investment intent of such acquisition, (5) a statement of whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, his or her resignation, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to § 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (1) the name and address of each Proponent, as they appear on the Company’s books; (2) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (3) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (4) a representation that the Proponent(s) are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy duly authorized at the meeting to nominate the person(s) specified in the notice; (5) a representation as to whether the Proponent(s) intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees; (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (7) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (each, a “Derivative Transaction”) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

The N&CG Committee evaluates each candidate, including Board incumbents, based on the same criteria. After a candidate has been contacted and agrees to be considered as a nominee, the N&CG Committee will review the candidate’s resume and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the Company.

Any potential candidates for director nominee, including candidates recommended by stockholders, are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the N&CG Committee considers such factors as it deems appropriate given our current needs and those of our Board to maintain a balance of knowledge, experience and capability. The N&CG Committee reviews directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance. The N&CG Committee also determines whether the nominee would be independent, which determination is based upon the Company Guide and applicable SEC rules and regulations. The N&CG Committee then compiles a list of potential candidates from suggestions it may receive. The N&CG Committee conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates as it deems appropriate, then meets to discuss and consider such candidates’ qualifications, and then selects a nominee for recommendation to the Board by majority vote.

No candidates for director nominations were submitted to the N&CG Committee by any stockholder in connection with the election of directors at the Annual Meeting. Both of the director nominees standing for election at this Annual Meeting are current directors of NovaBay.

Stockholder Communications to the Board

Our Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary, Mr. Justin M. Hall, Esq., at 2000 Powell Street, Suite 1150, Emeryville, California 94608. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are primarily commercial in nature or related to an improper or irrelevant topic will not be forwarded to the Board.

PROPOSAL TWO: ADVISORY, NON-BINDING VOTE TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Withum is registered with the Public Company Accounting Oversight Board (PCAOB) and the Center for Audit Quality and has over 20 years of experience representing public companies with over 200 SEC registrants for which it performs public company audits.

We are asking our stockholders to ratify the selection by the Audit Committee of Withum as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023, and to perform other appropriate services. Stockholder ratification of the selection of Withum as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s best interests and our stockholders’ best interests.

A representative of Withum is expected to be present at the Annual Meeting, will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2022 and 2021 by Withum and its predecessor, OUM & Co. LLC (“OUM”), as applicable, for such years:

	2022	2021(1)
Audit Fees	$386,875	$221,550
Audit-Related Fees	7,713	8,905
Tax Fees	―	―
All Other Fees	57,000	98,800
Total Fees	$451,588	$329,255

(1) Includes fees of OUM, which was acquired by Withum effective on July 15, 2021.

Audit Fees. Audit fees consisted of fees billed by Withum and OUM, as applicable, for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements and other engagements, such as review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees comprise fees for professional services rendered by Withum and OUM, as applicable, that are reasonably related to the performance of the audit or review of our consolidated financial statements and internal controls over financial reporting that are not reported in “Audit Fees.” In 2022 and 2021, such audit-related fees were related to out-of-pocket expenses incurred in conjunction with the performance of audits and reviews.

Tax Fees. These are fees for professional services with respect to tax compliance, tax advice and tax planning. There were no such services rendered by Withum or OUM in 2022 and 2021 that meet the above category description.

All Other Fees. All other fees consisted of fees associated with the review of registration statements, comfort letters and consents performed by Withum and OUM, as applicable.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

All engagements for services by Withum and OUM or other independent registered public accounting firms are subject to prior approval by the Audit Committee; however, de minimis non-audit services may be approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by Withum and OUM for the fiscal years ended December 31, 2022 and December 31, 2021.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for ratification of this Proposal Two.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the ratification of the selection of

Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Audit Committee Report

The following is the report of the Audit Committee with respect to the audited consolidated financial statements of NovaBay Pharmaceuticals, Inc. for the fiscal year ended December 31, 2022, included in the Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed the audited financial statements of NovaBay for the fiscal year ended December 31, 2022 with NovaBay’s management. The Audit Committee has discussed with NovaBay’s independent registered public accounting firm, Withum, the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received the written disclosures and the letter from Withum required by applicable requirements of the PCAOB regarding Withum’s communications with the Audit Committee concerning independence and has discussed with Withum the independence of Withum.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to NovaBay’s Board that the audited financial statements be included in NovaBay’s Annual Report for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Dr. Yenyou (Jeff) Zheng, Chair Dr. Paul E. Freiman Ms. Swan Sit

PROPOSAL THREE: COMPANY GUIDE PROPOSAL

At the Annual Meeting, we are asking stockholders to approve, in accordance with Sections 713(a) and 713(b) of the NYSE American Company Guide (the “Company Guide”), the issuance of an aggregate of 7,615,392 shares of Common Stock that will be issuable by the Company upon conversion or redemption of the Debentures and the exercise of the 2023 Warrants issued in our 2023 Private Placement, including any additional shares of Common Stock that become issuable as a result of applicable anti-dilution adjustments or the monthly redemption of the Debentures in shares of Common Stock (as each are defined and described below).

Since our Common Stock is currently listed on the NYSE American, we are required to comply with the continued listing rules of the Company Guide. Section 713(a) of the Company Guide requires stockholder approval in connection with any transaction, other than a public offering, involving the sale, issuance, or potential issuance, of Common Stock or securities convertible into Common Stock, equal to 20.0% or more of presently outstanding stock for less than the greater of book or market value (whichever is greater). Section 713(b) of the Company Guide requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) when the issuance or potential issuance of additional shares may result in a change of control of the issuer. Since the aggregate number of shares of Common Stock underlying the Debentures (2,538,464 shares of Common Stock) and the 2023 Warrants (5,076,928 shares of Common Stock) will collectively represent approximately 280% of the total number of shares of Common Stock outstanding as of the Record Date, we are seeking approval of stockholders under both Sections 713(a) and 713(b) of the Company Guide. Stockholder approval of this Proposal Three will constitute stockholder approval for purposes of Sections 713(a) and 713(b) of the Company Guide.

In addition, as a material condition of the 2023 Private Placement, we agreed to submit and recommend this Proposal Three to our stockholders. If we do not obtain the Company Guide Approval at the Annual Meeting, we have agreed to call a meeting of stockholders every two months thereafter to seek stockholder approval until stockholder approval is obtained. These contractual obligations address the Company’s obligation to satisfy the Company Guide requirement. Approval of this Proposal Three will result in the restrictions on conversion of the Debentures and exercise of the 2023 Warrants no longer being effective. The Board approved the 2023 Private Placement and believes that satisfying our contractual obligations in those transactions by submitting this Proposal Three to stockholders for their approval at this Annual Meeting is in the best interests of our Company and our stockholders.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the 2023 Private Placement (which has already been completed) or the issuance of the Debentures or the 2023 Warrants (which have already been issued). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Debentures and the 2023 Warrants.

Background

In our Annual Report on Form 10-K for the year ended December 31, 2022, we reported that based primarily on the funds available as of December 31, 2022 that we expected our expenses will continue to exceed our revenues, as we continue to invest in both Avenova and DERMAdoctor commercialization efforts. Further, based on the amount of capital and liquidity that we had available at such time, we determined that our planned operations raised substantial doubt about our ability to continue as a going concern. Additionally, we noted that changing circumstances may cause us to expend cash significantly faster than currently anticipated or planned, and that we may need to spend more cash than expected because of circumstances beyond our control that impact the broader economy such as periods of inflation, supply chain issues, the continuation of the COVID-19 pandemic and international conflicts. To help address our need for liquidity and capital to fund our planned operations, we completed the 2023 Private Placement as discussed below.

Description of the 2023 Private Placement

On April 27, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain of our existing accredited institutional investors (the “Purchasers”) that provides for the issuance and sale in a private placement (the “2023 Private Placement”) of (i) $3.3 million aggregate principal amount of Original Issue Discount Senior Secured Convertible Debentures Due November 1, 2024 (the “Debentures”), (ii) new long-term Series B-1 warrants to purchase Common Stock exercisable for a five-year period, as further described below (“Long-Term Warrants”), and (iii) new short-term Series B-2 warrants to purchase Common Stock exercisable for a two-year period, as further described below (“Short-Term Warrants” and, together with the Long-Term Warrants, the “2023 Warrants”). In connection with the closing of the 2023 Private Placement, Common Stock purchase warrants that the Company previously issued to the Purchasers and to other existing investors in prior private placements and warrant reprice transactions were amended to lower the exercise price of the previously issued warrants exercisable for an aggregate of 1,724,455 shares of Common Stock from $6.30 to $1.50 per share, as further described below.

The conversion of the Debentures by the holders into shares of Common Stock is currently limited to a holder’s pro rata share of 19.99% of the Company’s outstanding shares of Common Stock, or into an aggregate of 438,669 shares (the “Issuable Maximum”), with the remaining amount of the Debentures being convertible by the holders convertible into Common Stock only if stockholder approval of the issuance of the underlying shares of Common Stock upon conversion (2,538,464 shares of Common Stock) is obtained. The 2023 Warrants are not currently exercisable and will not be exercisable unless and until stockholder approval is obtained for the issuance of the underlying shares of Common Stock upon exercise (5,076,928 shares of Common Stock).

The 2023 Private Placement closed on May 1, 2023 (the “Private Placement Closing”). We received aggregate gross proceeds from the issuance and sale of the Debentures and the 2023 Warrants to the Purchasers of $3.0 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the 2023 Private Placement for working capital and general corporate purposes, and has agreed not to use such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices, or payments made on the Debentures), for the redemption of any Common Stock, for the settlement of any outstanding litigation, or in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department.

Purchase Agreement

The Purchase Agreement contains representations, warranties, and covenants of the Company and each of the Purchasers, as well as indemnification rights of the Purchasers and other obligations of the parties. Under the terms of the Purchase Agreement, the Company agreed to reserve and maintain a sufficient number of shares of Common Stock upon the future conversion of the Debentures and exercise of the 2023 Warrants in accordance with their terms. Additionally, we agreed to obtain stockholder approval in accordance with Rule 713(a) and Rule 713(b) of the Company Guide at a meeting of stockholders within sixty (60) days of the Private Placement Closing, which approval is being sought by this Proposal Three.To the extent that the Company Guide Approval is not obtained, then we will be required to call a meeting of stockholders every two (2) months until such stockholder approval is obtained or the Debentures are no longer outstanding.

Pursuant to the Purchase Agreement, we agreed to certain other covenants after the Private Placement Closing that are currently applicable to us, which include:

●

a restriction upon the Company or its subsidiary (i) issuing, or entering into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), (ii) incurring, entering into any agreement to incur, or announcing the incurrence or propose the incurrence of any indebtedness, or (iii) filing any registration statement or any amendment or supplement thereto other than in connection with the 2023 Private Placement, subject to limited exceptions, until ninety (90) days after the later of (x) the date requisite stockholder approval is received and effective and (y) the effective date of the initial registration statement registering the Common Stock underlying the Debentures and the 2023 Warrants; and

●

the payment of partial liquidated damages to the holders of the Debentures and the 2023 Warrants in certain circumstances, which include when the Company (i) is not in compliance with the public information requirements under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) or (ii) has not removed restrictive legends within the timing provided for in the Purchase Agreement.

The consummation and closing of the 2023 Private Placement was subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, compliance by the parties with the covenants in the Purchase Agreement, no material adverse effect occurring with respect to the Company, no suspension in the trading of the Common Stock, and the execution and delivery of the Security Agreement, the Subsidiary Guarantee, the Warrant Amendments, the Voting Commitments and the Registration Rights Agreement, as described and defined below.

Description of the Debentures

Aggregate Principal Amount and Term. The aggregate principal amount of the Debentures issued in the 2023 Private Placement is $3.3 million (the “Aggregate Principal Amount”). The Debenture was issued at a 10% discount to the Purchasers in the 2023 Private Placement resulting in gross proceeds received by the Company of $3.0 million. The Debentures have a term of 18 months from the Private Placement Closing with a maturity date of November 1, 2024.

Secured Obligations. In connection with the 2023 Private Placement, the Company and DERMAdoctor entered into a Security Agreement (“Security Agreement”) that granted the holders of the Debentures a security interest, a lien upon and a right of set-off against all of the Company’s and DERMAdoctor’s assets as collateral security for the complete, timely payment, performance and discharge in full of all of the Company’s obligations under the Debentures. To further secure the Company’s obligations under the Debentures, DERMAdoctor also executed a Subsidiary Guarantee (the “Subsidiary Guarantee”), pursuant to which DERMAdoctor is a guarantor of the Company’s obligations owed to the Debenture holders. We are subject to continued compliance with certain representations, warranties and covenants under the terms of the Security Agreement and the Subsidiary Guarantee. The Security Agreement and the Subsidiary Guarantee are currently effective and will remain in effect until the Company’s obligations under the Debentures have been fully satisfied.

Conversion. Since issuance, the Debentures are convertible by the holders, in whole or in part, into shares of Common Stock at a conversion price equal to $1.30 per share (“Conversion Price”), subject to limitations upon conversion, including the Issuable Maximum, the beneficial ownership limitations described below and until the Company Guide Approval is obtained by the Company. Based on the current Conversion Price, the aggregate number of shares of Common Stock issuable upon conversion is 2,538,464 shares of Common Stock, which number of shares are subject to reduction for conversions and redemptions of the Debentures and to customary antidilution adjustments (the “Conversion Shares”). Until Company Guide Approval occurs, the Debenture holders may convert their Debentures only up to their pro rata share of the Issuable Maximum (an aggregate of 438,669 shares of Common Stock), which is 19.99% of outstanding shares of Common Stock immediately prior to the Private Placement Closing. The Debentures are subject to another limitation upon conversion into shares of Common Stock to the extent that, after giving effect to such conversion, the holder of a Debenture (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock.

Dilution Protection. In the event the Company, at any time after the date of the Private Placement Closing and the Debentures are outstanding: (i) pays a dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Debenture); (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be adjusted as provided in the Debenture. Any adjustment made shall become effective immediately after the effective date of the applicable event described in subsections (i) through (iv) above. The Debentures are subject to other customary anti-dilution protections as more fully described in the Debentures, which include protections relating to the Company issuing “Purchase Rights”, making “Distributions” and/or entering into a “Fundamental Transaction” (as each is defined in the Debenture).

Redemption. The terms of the Debentures require that the Company make a monthly redemption of the Debentures (“Monthly Redemption”) beginning on June 1, 2023 of 1/18th of the Aggregate Principal Amount multiplied by 1.05 (the “Monthly Redemption Amount”) in cash; however, the Monthly Redemption, at the election of the Company can be made in shares of Common Stock at a conversion rate equal to the lower of (i) the Conversion Price or (ii) 90% of the Company’s average VWAP (as defined in the Debenture) over 10 trading days. The Debentures provide the Company with the option to redeem the then outstanding principal amount of the Debentures for cash, subject to the Company satisfying the Equity Conditions (as defined in the Debentures) on each trading day between the date notice of redemption is provided by the Company to the holders of the Debentures and the date such redemption occurs. The Debentures also provide for a mandatory redemption by the Company of a portion of the outstanding principal amount of the Debentures upon the Company completing a capital raise transaction after the Private Placement Closing. This mandatory redemption amount shall equal at least 20% of the gross proceeds received by the Company in any such capital raise transaction.

Event of Default. If any Event of Default (as defined in the Debentures) occurs, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the Debentures, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum and the maximum rate permitted under applicable law.

Restrictive Covenants. Under the terms of the Debentures, the Company and its subsidiaries will be subject to financial and other restrictive covenants for as long as any portion of the Debentures remain outstanding, unless the holders of at least 67% of the then outstanding principal amount of the Debentures shall have otherwise given prior written consent. These restrictive covenants provide that the Company and its subsidiary shall not, directly or indirectly: (i) incur indebtedness or borrowed money, including a guarantee, other than Permitted Indebtedness (as defined in the Debentures), (ii) enter into, incur or create any lien of any kind, other than Permitted Liens (as defined in the Debentures), (iii) amend its charter documents in a manner that materially and adversely affects the rights of any holder of the Debentures; (iv) repay or repurchase or otherwise acquire shares of Common Stock or Common Stock Equivalents or any Indebtedness (as defined in the Debentures), subject to limited exceptions; (v) pay cash dividends of distributions; or (vi) enter into a transaction with an affiliate that would be required to be disclosed in a public filing with the SEC, unless an arm’s length transaction approved by a majority of disinterested directors of the Board.

Description of 2023 Warrants

The 2023 Warrants issued in the 2023 Private Placement have an exercise price equal to $1.30, subject to customary anti-dilution adjustments as provided in the 2023 Warrants. The 2023 Warrants, however, will not be exercisable into the Warrant Shares unless and until the Company Guide Approval is obtained (the “Initial Exercise Date”). After the Initial Exercise Date, the Long-Term Warrants will be exercisable for a period of five (5) years thereafter and the Short-Term Warrants will be exercisable for a period of two (2) years thereafter. The 2023 Warrants will be exercisable for an aggregate of 5,076,928 shares of Common Stock (the “Warrant Shares”). The 2023 Warrants prohibit the exercise of such 2023 Warrants to the extent that, after giving effect to such exercise, the holder of such 2023 Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock. The 2023 Warrants do not have any preemptive rights or a preference upon any liquidation, dissolution or winding-up of the Company.

Warrant Amendments

As a condition to the closing of the 2023 Private Placement, each Purchaser and the Company entered into a Warrant Amendment Agreement (the “Warrant Amendment Agreement”), that provided for the amendment of the Common Stock purchase warrants issued by the Company to the Purchasers in the Company’s private placements that closed in November 2022 and November 2021, and that were issued to the Purchasers in the Company’s warrant reprice transaction that closed in September 2022 (collectively, the “Purchaser Outstanding Warrants”), effective as of the Private Placement Closing. The amendment to each of the Purchaser Outstanding Warrants lowered the exercise price from $6.30 to $1.50 per share. In addition, the Company entered into additional Warrant Amendment Agreements with one other existing investor that hold previously issued Common Stock purchase warrants, which was a condition for Mr. Fu and Pioneer Pharma (Hong Kong) Company Ltd. to enter into and deliver their Voting Commitment (as described below) to the Company.

Voting Commitments

As a condition to the closing of the 2023 Private Placement, we receive voting commitments from the Company’s executive officers, directors, more than 10% stockholders, Mr. Fu and Pioneer Pharma (Hong Kong) Company Ltd. to support the vote to obtain the Company Guide Approval (the “Voting Commitments”). These Voting Commitments are currently effective and represent approximately 12% of the outstanding Common Stock as of the Record Date to support approving this Proposal Three; however, such number of shares will not be sufficient to approve this Proposal Three.

Other Post-Closing Obligations and Anti-Dilution Adjustment of Series B Preferred Stock and Series C Preferred Stock

Resale Registration. In connection with the 2023 Private Placement, the Company entered into a registration rights agreement, dated April 27, 2023 (the “Registration Rights Agreement”) that requires the Company to prepare and file a registration statement with the SEC that will cover the resale of all of the Conversion Shares and the Warrant Shares no later than 30 days after the Private Placement Closing and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than sixty (60) days (or ninety (90) days in certain circumstances) after the Private Placement Closing. The Company’s failure to satisfy certain conditions and deadlines described in the Registration Rights Agreement may subject it to payment of certain liquidated damages.

Anti-Dilution Adjustment to Series B Preferred Stock and Series C Preferred Stock. The Certificate of Designation of Preferences, Rights and Limitations for the Company’s Series B Preferred Stock (the “Series B Certificate of Designation”) and the Certificate of Designation of Preferences, Rights and Limitations for the Company’s outstanding Series C Non-Voting Convertible Preferred Stock (the “Series C Certificate of Designation”) provides for anti-dilution protections in the event that the Company grants any right to reprice any Company security or issue a new Company security that would entitle the holder to acquire Common Stock at an effective price per share that is lower than the conversion price of the Series B Preferred Stock and the Series C Preferred Stock, which is referred to as “full-ratchet” anti-dilution protection. As a result of the consummation of the 2023 Private Placement that resulted in the issuance of the Debentures that are convertible into shares of Common Stock at a conversion price of $1.30 as well as the 2023 Warrants being exercisable at an exercise price of $1.30 per share, this anti-dilution protection in the Series B Certificate of Designation and the Series C Certificate of Designation was triggered. Accordingly, the conversion price of each share of Series B Preferred Stock and each share of Series C Preferred Stock, which were each $6.30 convertible into 159 shares of Common Stock, have both automatically adjusted downward to now be $1.30 convertible into 770 shares of Common Stock. The adjusted conversion price of the Series B Preferred Stock and the Series C Preferred Stock is the same as the Conversion Price of the Conversion Shares for the Debentures and the exercise price of the 2023 Warrants. Therefore, based on the Series B Preferred Stock and Series C Preferred Stock currently outstanding, there are an additional 7,863,570 shares of Common Stock issuable upon conversion.

Effect and Consequences of the Issuances of Underlying Common Stock

Dilutive Effect of Issuances of Common Stock

If stockholder approval of this Proposal Three is received and it becomes effective, then (i) the Debentures will be convertible into an aggregate of up to 2,538,464 shares of Common Stock and (ii) the 2023 Warrants will be exercisable for an aggregate of 5,076,928 shares of Common Stock. Accordingly, an aggregate of 7,615,392 shares of Common Stock, 280% of the total number of shares of Common Stock outstanding as of the Record Date, will be issuable pursuant to exercise or conversion (as applicable) of the Debentures and the 2023 Warrants, subject to additional shares of Common Stock that become issuable as a result of any applicable anti-dilution adjustments or the monthly redemption of the Debentures in shares of Common Stock. If the Debentures become fully convertible and the 2023 Warrants become exercisable, then existing stockholders of the Company will experience significant dilution in their ownership interests and voting rights.

Obligations Upon Failure of Stockholder Approval

If Proposal Three is not approved, a condition to the 2023 Private Placement will not be satisfied and the Debentures will not be fully convertible and the 2023 Warrants will not be exercisable. In addition, the terms of the Securities Purchase Agreement will require us to continue to seek stockholder approval every two months until such proposal is approved, and we will be restricted in our ability to raise capital using Common Stock and Common Stock equivalents or to incur indebtedness.

Rights of Purchasers

If stockholder approval of this Proposal Three is received and it becomes effective, then the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the 2023 Warrants will have the same privileges and rights as all other shares of Common Stock that are currently issued and outstanding, including the right to vote on all matters presented to the holders of Common Stock.

Additional Information

This Proposal Three provides a description of the 2023 Private Placement and the material terms of the Purchase Agreement, the Debentures, the 2023 Warrants, the Security Agreement, the Subsidiary Guarantee, the Warrant Amendments, the Voting Commitments and the Registration Rights Agreement for consideration by stockholders. Disclosure of the 2023 Private Placement and related transactions as well as forms of the Purchase Agreement, the Debentures, the 2023 Warrants, the Security Agreement, the Subsidiary Guarantee, the Warrant Amendments, the Voting Commitments and the Registration Rights Agreement can be found as exhibits to our Current Report on Form 8-K as filed with the SEC on April 27, 2023. See "Where You Can Find More Information" below.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal Three. It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the 2023 Private Placement (which has already been completed) or the issuance of the Debentures or the 2023 Warrants (which have already been issued).

Recommendation of Our Board Our Board recommends unanimously that you vote “FOR” the Company Guide Proposal.

PROPOSAL FOUR: THE ADJOURNMENT PROPOSAL

A proposal will be submitted to the stockholders at the Annual Meeting to approve the adjournment of the Annual Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the proposals. Any adjournment of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of establishing a quorum or soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Special Meeting is required for approval of this Proposal Four.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of the adjournment of the Annual Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Unless otherwise indicated, all per share numbers have been retroactively adjusted to account for the 1-for-35 Reverse Stock Split, effective November 15, 2022.

Executive Officers

The table below sets forth certain information regarding our executive officers. Our executive officers are elected by, and serve at the discretion of, our Board of Directors. The following provides the biographical information regarding our Interim Chief Financial Officer and Treasurer, Chief Product Officer and the President of DERMAdoctor. Information concerning the business experience of the Company’s Chief Executive Officer is provided in “Class II Directors” above.

Effective February 16, 2023, the Board appointed Tommy Law as the Company’s Interim Chief Financial Officer and Treasurer. The Company’s former Chief Financial Officer and Treasurer, Mr. Andrew Jones (“Mr. Jones”) resigned effective February 15, 2023.

Name	Age	Current Position(s)
Justin M. Hall, Esq.	45	CEO & General Counsel and Chief Compliance Officer
Tommy Law	37	Interim Chief Financial Officer and Treasurer
Audrey Kunin, M.D.	63	Chief Product Officer
Jeff Kunin, M.D.	60	President, DERMAdoctor

Tommy Law (“Mr. Law”) currently serves as the Company’s Interim Chief Financial Officer and Treasurer since January 2023. Prior to that, he has served the Company since December 2019 in a variety of positions, most recently as the Corporate Controller since September 2022. As the Corporate Controller, Mr. Law was responsible for quarterly filings with the SEC, as well as managing the periodic financial close process. Prior to serving as the Corporate Controller, Mr. Law served the Company as an Assistant Controller (April 2022 to September 2022), Accounting Manager (June 2020 to April 2022) and Senior Accountant (December 2019 to June 2020). Prior to joining the Company, Mr. Law was a Senior Accountant at KP LLC, a marketing solutions company, from January 2017 to December 2019. Previously, he served as Accounting Manager at Hitachi Solutions America, Ltd., an information technology company, from 2012 to 2015. Mr. Law received his B.S. in Business Administration, Accounting from the San Jose State University.

Dr. Audrey Kunin is the Chief Product Officer of NovaBay. Dr. Audrey Kunin co-founded DERMAdoctor and served as the Chief Creative Officer of DERMAdoctor since March 2018 and as the Chief Executive Officer at its predecessor since 1998. Dr. Audrey Kunin graduated from Ohio State University in December 1980 and received her M.D. at the Medical College of Ohio in June 1985. She received her postgraduate training in Dermatology at the Medical College of Virginia after serving as Chief Resident in July 1989. She is a fellow of the American Academy of Dermatology and formerly served as an Assistant Clinical Instructor of Dermatology at the University of Kansas School of Medicine.

Dr. Jeff Kunin co-founded DERMAdoctor and has served as the President and Chief Executive Officer of DERMAdoctor since March 2018. Dr. Jeff Kunin served as the Chairman of the Department of Radiology at Saint Luke’s Hospital in Kansas City from 2007 to 2017. He graduated college with a B.S. degree in Biochemistry and Cell Biology from the University of California, San Diego. He then graduated medical school and earned his M.D. from the University of Texas Medical Branch in Galveston, Texas. After medical school, he completed a residency in diagnostic radiology at the Medical College of Virginia and Henry Ford Hospital. Subsequently, he completed a fellowship in body imaging at the University of Michigan Hospitals. Dr. Jeff Kunin received his MBA degree from Washington University in St. Louis Olin School of Business.

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2022 and December 31, 2021 by (1) our Chief Executive Officer, General Counsel and Chief Compliance Officer, (2) our Chief Product Officer, and (3) our former Chief Financial Officer (who served for the entire fiscal year ended December 31, 2022 and then until February 15, 2023) (collectively, the “NEOs”). Mr. Law was not a named executive officer during 2022 and, as such, is not reflected in the below information.

Name and principal position(s)	Fiscal year	Salary ($)	Bonus ($)		Stock awards ($)		Option awards(1) ($)		All other compensation(2) ($)	Total ($)
Justin M. Hall, Esq.	2022	$350,000	$	−	$	−	$	−	$14,954	$364,954
CEO, GC and Chief	2021	328,667		70,000		395,000		−	1,854	795,521
Compliance Officer

Audrey Kunin, M.D.(3)	2022	$200,000	$	−	$	−	$	−	$4,395	$204,395
Chief Product Officer	2021	31,538		−		177,000		86,715	−	295,253

Andrew Jones(4)	2022	$300,000	$	−	$	−	$	−	$14,174	$314,174
Chief Financial Officer	2021	291,667		73,500		197,500		−	1,854	564,521

(1)

These amounts represent the aggregate grant date fair value of the equity awards granted to the Company’s NEOs during the fiscal year. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 15, “Equity-Based Compensation” to the Company’s consolidated financial statements in our Annual Report, regarding assumptions underlying the valuation of the Company’s equity awards. These amounts do not correspond to the actual value that may be recognized by the Company’s NEOs.

(2)

In 2021 the amounts included individual life insurance premiums paid for by the Company. In 2022, the amounts included individual life insurance premiums paid for by the Company for Mr. Hall and Mr. Jones of $1,909 each, and 401(k) plan matching contributions paid for by the Company for Mr. Hall, Dr. Audrey Kunin and Mr. Jones of $13,045, $4,395 and $12,265, respectively.

(3)	Dr. Audrey Kunin was appointed our Chief Product Officer effective November 5, 2021, and therefore 2021 compensation only reflects a partial year.

(4)

Mr. Jones served as the Company’s Chief Financial Officer for the entire fiscal years ended December 31, 2021 and 2022. Subsequently, Mr. Jones resigned as the Company’s Chief Financial Officer, effective as of February 15, 2023.

Compensation Peer Survey

The Company’s most recent formal compensation peer survey conducted by a third party was in 2021. The Compensation Committee retained Pay Governance LLC (the “Compensation Consultant”) to conduct a survey (the “Pay Governance Survey”) of the Company’s executive compensation program and Board compensation program and recommend any appropriate changes for 2021. The Pay Governance Survey benchmarked the Company’s compensation practices as compared to the Company’s peer group. The Company’s peer group was approved by the Compensation Committee on May 4, 2021, and is comprised of the following 15 comparably-sized pharmaceutical companies, with adjustments made for entities that have subsequently undergone corporate changes (i.e. removing entities that no longer exist due to mergers, accounting for name changes to entities, etc.):

AcelRx Pharmaceuticals, Inc. Adamis Pharmaceuticals Corporation Alimera Sciences, Inc. Anika Therapeutics, Inc. Aytu BioPharma, Inc. (f/k/a Aytu BioScience, Inc.)	Cipher Pharmaceuticals Inc. Cumberland Pharmaceuticals Inc. DURECT Corporation Kiora Pharmaceuticals, Inc. (f/k/a EyeGate Pharmaceuticals, Inc.) EyePoint Pharmaceuticals, Inc.	Harrow Health, Inc. Jaguar Health, Inc. Otonomy, Inc. Plus Therapeutics, Inc. Sonoma Pharmaceuticals, Inc.

The Pay Governance Survey in 2021 found that while the Company is positioned slightly above the 25th percentile of the peer group on a revenue basis, the Company’s overall compensation to Messrs. Hall and Jones was below the peer median, particularly (1) the Company’s base salary amount and target bonus amount for Mr. Hall, which was below the market 25th percentile, (2) the Company’s base salary amount and target bonus amount for Mr. Jones, which was below the regressed revenue median, and (3) the Company’s long-term incentive equity grants for both Messrs. Hall and Jones, which were below the market 25th percentile.

As a result of the Pay Governance Survey and based on the Compensation Consultant’s recommendations, the Compensation Committee approved increases to Messrs. Hall’s and Jones’ annual base salary and target bonus amounts effective as of May 1, 2021. The base salary of Mr. Justin Hall, the Company’s Chief Executive Officer and General Counsel, increased from $286,000 to $350,000 and his target bonus percentage of base salary increased from 40% to 50%. The base salary of Mr. Andrew Jones, the Company’s Chief Financial Officer, increased from $275,000 to $300,000 and his target bonus percentage of base salary increased from 30% to 35%.

2022 and 2021 Base Salaries and Target Bonus Amounts

The Compensation Committee did not recommend any increases to executive salaries or target bonus amounts for 2022; they remained the same as 2021. For Mr. Hall, this was a 2022 base salary of $350,000 and a target bonus percentage of base salary of 50%. For Mr. Jones, this was a 2022 base salary of $300,000 and a target bonus percentage of base salary of 35%.

Previously in 2021, based on the Pay Governance Survey described above, the Compensation Committee approved increases to Messrs. Hall’s and Jones’ annual base salary and target bonus amounts to be effective as of May 1, 2021. As compared to 2020, the base salary of Mr. Hall increased from $286,000 to $350,000 and his target bonus percentage of base salary increased from 40% to 50%. As compared to 2020, the base salary of Mr. Jones increased from $275,000 to $300,000 and his target bonus percentage of base salary increased from 30% to 35%.

2022 and 2021 Cash Bonuses

The Board, upon the recommendation of the Compensation Committee, determined not to award any bonuses to its NEOs for fiscal year 2022 performance.

Previously, the Board, upon the recommendation of the Compensation Committee, awarded Mr. Hall and Mr. Jones a bonus of $70,000 and $73,500, respectively, for fiscal year 2021 performance. Dr. Audrey Kunin was not awarded a bonus for fiscal year 2021 due to her beginning date of service on November 5, 2021.

2022 Equity Awards

The Board, upon the recommendation of the Compensation Committee, determined it would not grant any equity awards for the 2022 fiscal year to any of its NEOs.

2021 Equity Awards

On May 4, 2021, the Compensation Committee granted performance restricted stock units (“Performance RSUs”) to Messrs. Hall and Jones in the amount of 14,286 Performance RSUs and 7,143 Performance RSUs, respectively. Subsequently, on November 5, 2021, Dr. Audrey Kunin was granted 8,572 Performance RSUs in relation to her employment agreement (as described in more detail below).

The Performance RSUs are designed to align each executive’s total direct compensation with the long-term interests of the Company and its stockholders by further linking compensation to performance. The Performance RSUs represent the right to receive a number of shares of the Company’s Common Stock on a one-to-one basis with the number of Performance RSUs granted, subject to the Company's achievement of certain performance goals set forth in the award agreement. Under the Performance RSUs, the awards will vest based on the achievement of three performance goals as determined by the Compensation Committee at the end of the performance period ending December 31, 2023.

The Performance RSUs are tied to three categories of performance goals to be achieved during the performance period, which will be equally weighted at the end of the performance period: (1) 1/3 of the Performance RSUs will be earned if the Company’s revenue meets a threshold amount for a trailing 12 month period; (2) 1/3 of the Performance RSUs will be earned if the Company achieves a threshold amount of cash flow for at least two consecutive quarters; and (3) 1/3 of the Performance RSUs will be earned if the Company achieves a threshold market capitalization for twenty consecutive trading days.

The Performance RSUs will only vest upon the achievement of the performance goals as determined by the Compensation Committee at the end of the performance period, subject, in general, to the executive's continuous employment with the Company through the end of the performance period; provided, however, an executive will be entitled to a pro-rated portion of the award in the event that his employment ceases upon his death or permanent disability. Further, if a change in control of the Company occurs, the Performance RSUs will immediately vest, even if the performance goals have not been met, and be settled in the form of consideration consistent with the terms of the change in control. Mr. Jones’ Performance RSUs were subsequently forfeited upon his resignation, effective February 15, 2023.

On November 5, 2021, Dr. Audrey Kunin was also granted 4,286 stock options in relation to her employment agreement (as described in more detail below). Such stock options vest over a two (2) year period (with 50% of the options having vested on the one-year anniversary of Dr. Audrey Kunin’s first day of employment and the remaining 50% of the stock options to vest on the two (2) year anniversary of Dr. Audrey Kunin’s employment immediately prior to the expiration of the term of her employment agreement).

Federal Income Tax Law

Federal income tax law prohibits publicly held companies, such as the Company, from deducting compensation paid to a NEO that exceeds $1 million during the tax year. Prior to the adoption of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), to the extent that compensation was based upon the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the stockholders, the compensation was exempted from the $1 million deduction limit. The Tax Act repealed this exemption, and now compensation paid to NEOs in excess of $1 million is no longer deductible, even if performance-based. The Compensation Committee intends to continue to use performance metrics in compensation when it is in the best interests of the Company and its stockholders even if such compensation is not deductible for tax purposes.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by each of our NEOs as of December 31, 2022. Stock options were granted pursuant to our 2002 Stock Option Plan (“2002 Plan”) and 2005 Stock Option Plan (“2005 Plan”) prior to our initial public offering in October 2007, pursuant to our 2007 Plan thereafter until its expiration in March 2017, and all awards since then have been pursuant to our 2017 Omnibus Incentive Plan (“2017 Plan”). All options granted under our 2002 Plan and 2005 Plan were immediately exercisable and subject to a right of repurchase for any shares exercised prior to vesting. The options granted under our 2007 Plan and 2017 Plan are not exercisable until they have vested. Mr. Law was not a named executive officer during 2022 and, as such, is not reflected in the below table.

		Option Awards				Stock Awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Justin M. Hall, Esq.	05/04/21	–	–	$–	–	–	$–	14,286	$395,000
	08/20/20	5,625	4,375	$34.65	08/20/30	–	$–	–	$–
	05/31/18	5,429		$77.00	05/31/28	–	$–	–	$–
	01/25/17	613	–	$126.00	01/25/27	–	$–	–	$–
	06/06/16	3,715	–	$97.30	06/06/26	–	$–	–	$–
	10/01/15	58	–	$236.25	10/01/25	–	$–	–	$–
	09/26/14	35	–	$656.25	09/26/24	–	$–	–	$–
	09/26/13	22	–	$1,496.25	09/26/23	–	$–	–	$–
	02/01/13	35	–	$1,067.50	02/01/23	–	$–	–	$–

Audrey Kunin, M.D.	11/05/21	–	–	–	–	–	–	8,572	$177,000
	11/05/21	2,143	2,143	$19.60	–	–	–	–	–

Andrew Jones(6)	05/04/21	–	–	$–	–	–	$–	7,143	$197,500
	08/20/20	402	313	$34.65	08/20/30
	05/04/20	5,358	3,214	$36.05	05/04/30

(1)

Unless otherwise noted, each option vests as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting every three months in 12 equal installments thereafter. Options expire ten (10) years from the date of grant.

(2)

Under the Performance RSUs, the awards will vest based on the achievement of three performance goals as determined by the Compensation Committee at the end of the performance period ending December 31, 2023, as described in further detail above.

(3)

Mr. Hall was granted 4,086 stock options to vest on January 31, 2018, in direct proportion to the percentage achievement of the stated 2017 corporate goals, as approved and determined by the Board. Such determination resulted in a 15% payout, or 613 shares vesting.

(4)

Mr. Hall was granted 3,715 stock options to vest on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board, which was 100%.

(5)	Dr. Audrey Kunin was granted 4,286 stock options, half of which vested on November 5, 2022, and the other half which will vest on November 5, 2023.

(6)	Mr. Jones’ Performance RSUs and unvested options were subsequently forfeited upon his resignation, effective February 15, 2023.

Employment-Related Agreements and Potential Payments upon Termination or Change in Control

On January 31, 2020 and November 5, 2021, the Company entered into an employment agreement with each of Mr. Hall and Dr. Audrey Kunin, respectively, in connection with their respective appointments to serve as an executive officer. Mr. Hall’s employment agreement was subsequently amended on January 26, 2022. Mr. Jones was party to an employment agreement, dated May 4, 2020, prior to his resignation from the Company on February 15, 2023.

At the present time, Mr. Law has no employment agreement or other material plan or arrangement with the Company, and the Company is not currently anticipating entering into any such arrangement with Mr. Law as a result of his appointment to the positions of Interim Chief Financial Officer and Treasurer.

The principal terms of our NEOs’ employment agreements (including Mr. Jones, whose employment agreement was effective throughout the 2022 fiscal year) are summarized below.

Justin Hall

Mr. Hall’s employment agreement, as amended, provides for at-will employment and a term commencing on January 31, 2020 and ending on December 31, 2023 unless earlier terminated. Mr. Hall’s employment agreement originally provided for an annual base salary of two hundred eighty-six thousand dollars ($286,000), subject to annual review and increases determined by the Compensation Committee and/or Board (such amount, the “Hall Base Salary”).

In addition, Mr. Hall shall be eligible for any bonus plan that is deemed appropriate by the Board. The bonus amount shall be determined by the Board, in its sole discretion, based upon factors, including: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to the executive as set by the executive and the Company’s Board, before the end of the first calendar quarter; (ii) the evaluation of the executive by the Company’s Board; (iii) the Company’s financial, product and expected progress; and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (21/2) months following the end of the year for which the bonus was earned. The Compensation Committee of the Board of Directors shall have the sole discretion to pay any or all of the annual bonus in the form of equity compensation. Any such equity compensation shall be issued from the Company’s equity incentive plan, and shall be fully vested upon issuance.

In the event the Company terminates Mr. Hall for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. Hall without cause (including death, disability or for constructive termination) (each as defined in the employment agreement) which is not in connection with a change of control, provided such termination constitutes a “separation from service” as such term is defined in Section 409A of the Code and, subject to his execution of a release of claims in favor of the Company, he shall be entitled to an amount equal to the Hall Base Salary in effect on the date of separation from service plus the full target annual bonus percentage for the current fiscal year (the “Hall Severance Amount”). The Hall Severance Amount will be paid in twelve (12) equal consecutive monthly installments at the monthly rate of the Hall Base Salary rate in effect at the time of his termination, with such installments commencing within sixty (60) days following the executive’s separation from service. The Hall Severance Amount shall be in addition to Mr. Hall’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company.

In the event the Company terminates Mr. Hall without cause in connection with a change of control (as defined in the employment agreement), he shall be entitled to a Change of Control Severance (the “Hall CoC Severance Amount”) in place of the Hall Severance Amount described above. The Hall CoC Severance Amount shall be: (i) an amount equal to twice the Hall Base Salary and (ii) an amount equal to the cash portion of his target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at one hundred percent (100%) of budget or plan) multiplied by one hundred fifty percent (150%). For a period of eighteen (18) months, Mr. Hall may elect coverage for, and the Company shall reimburse him for, the amount of his premium payments for group health coverage, if any, elected by the executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); provided, however, that Mr. Hall shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums.

Moreover, all outstanding equity awards held by Mr. Hall will be subject to full accelerated vesting on the date of termination without cause, in both the standard Hall Severance Amount and the Hall CoC Severance Amount, and the exercise period shall be extended to three (3) years from the date of termination. In order to terminate Mr. Hall for cause (or for Mr. Hall to resign for constructive termination), the acting party shall give notice to the other party specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

Dr. Audrey Kunin

Dr. Audrey Kunin’s employment agreement provides for at-will employment and a two-year term commencing on November 5, 2021. Her employment agreement provides for an annual base salary of $200,000 (“Kunin Base Salary”). Additionally, Dr. Audrey Kunin’s employment agreement included an equity grant of 8,572 Performance RSUs and a stock option award of 150,000 shares, as further described above.

Dr. Audrey Kunin’s employment agreement also provides her with the opportunity to earn an annual performance bonus (“Kunin Annual Bonus”) in an amount up to one hundred percent (100%) of the Kunin Base Salary. For the Kunin Annual Bonus, sixty percent (60%) of the total amount of the Kunin Annual Bonus shall be determined by the Board in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Dr. Audrey Kunin as set by Dr. Audrey Kunin and the Company and/or its authorized representative; (ii) the evaluation of Dr. Audrey Kunin by the Company and/or its authorized representative; (iii) DERMAdoctor’s financial, product and expected progress; and (iv) other pertinent matters relating to DERMAdoctor’s business and valuation. Dr. Audrey Kunin shall also be entitled to the remaining portion of the Kunin Annual Bonus of up to forty percent (40%) of the Kunin Base Salary, as considered and approved by the Board in its sole discretion, upon meeting certain performance metrics related to the Membership Unit Purchase Agreement entered into in connection with the DERMAdoctor Acquisition. Any bonus to Dr. Audrey Kunin will be payable within seventy-four (74) days following the end of the year for which such bonus was earned. Upon the mutual agreement of Dr. Audrey Kunin and the Board, any or all of the Kunin Annual Bonus may be paid in the form of equity compensation. Any such equity compensation shall be issued from the Company’s equity incentive plan, and shall be fully vested upon payment.

In the event that Dr. Audrey Kunin is terminated for cause (as defined in her employment agreement) or such employment is terminated due to her death or disability, she shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of her outstanding expenses and unused vacation) earned through the termination date. In the event that Dr. Audrey Kunin is terminated without cause (as defined in her employment agreement), she shall execute a release of claims in favor of the Company, be entitled to an amount equal to the Kunin Base Salary in effect on the date of separation from service plus the full target Annual Bonus percentage of the then current fiscal year (with it deemed that all performance goals have been met at 100% of budget or plan) (the “Kunin Severance Amount”), which will be paid in twelve (12) equal consecutive monthly installments. The Kunin Severance Amount shall be in addition to Dr. Audrey Kunin’s earned wages and other compensation (including reimbursements of her outstanding expenses and unused vacation) through the date her employment is terminated. Further, in the event that Dr. Audrey Kunin is terminated for cause, she and the other applicable parties will no longer be entitled to the earn out payments provided for in the Membership Unit Purchase Agreement entered into in connection with the DERMAdoctor Acquisition; however, if Dr. Audrey Kunin is terminated without cause or terminated as a result of death or disability, she and the other applicable parties will remain entitled to the earn out payments.

Moreover, in the event of either a termination without cause, and subject to her execution of a release, all outstanding equity awards then held by Dr. Audrey Kunin will be subject to full accelerated vesting on the date of termination, and the exercise period shall be extended to three (3) years from the date of termination.

Andrew Jones

As a result of Mr. Jones’ resignation, effective February 15, 2023, his employment agreement terminated on the same day. Due to Mr. Jones’ resignation being voluntary, he was not entitled to either the Jones Severance Amount or the Jones CoC Severance Amount (each as described below).

Mr. Jones’ employment agreement provided for at-will employment and a term commencing on May 4, 2020. The employment agreement included an original annual base salary of two hundred seventy-five thousand dollars ($275,000), subject to annual review and increases determined by the Compensation Committee (such amount, the “Jones Base Salary”), as well as an initial equity grant of 4,572 restricted stock units and an initial stock option award of 8,572 shares, as further described above.

In addition, Mr. Jones had the opportunity to earn an annual performance bonus in an amount up to thirty percent (30%) of the Jones Base Salary, with such maximum amount subject to increases determined by the Compensation Committee and/or Board (the “Annual Bonus”). The Annual Bonus amount was to be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Jones as set by Mr. Jones and the Company’s CEO and/or the Board, before the end of the first calendar quarter (or the first three months of his employment, as appropriate); (ii) the evaluation of Mr. Jones by the Company’s CEO and/or the Board; (iii) the Company’s financial, product and expected progress; and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus would have been payable within two and a half (2 ½) months following the end of the year for which the bonus was earned. The Committee had the sole discretion to pay any or all of the Annual Bonus in the form of equity compensation, except to the extent that the Annual Bonus was paid in connection with a Jones Severance Amount (as defined below) or a Jones CoC Severance Amount (as defined below). Any such equity compensation would have been issued from the Company’s equity incentive plan, and would have been fully vested upon payment.

In the event the Company terminated Mr. Jones for cause (as defined in the employment agreement), he would have been entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. In the event the Company terminated Mr. Jones without cause (including death, disability, or for constructive termination) (each as defined in the employment agreement), which is not in connection with a change of control, he would have been, subject to his execution of a release of claims in favor of the Company, entitled to an amount equal to the Jones Base Salary in effect on the date of separation from service plus the full target Annual Bonus percentage of the then current fiscal year (with it deemed that all performance goals have been met at 100% of budget or plan) (the “Jones Severance Amount”), which would have paid in twelve (12) equal consecutive monthly installments. The Jones Severance Amount would have been in addition to Mr. Jones’ earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the termination date.

In the event the Company terminated Mr. Jones without cause in connection with a change of control (as defined in the employment agreement), he would have been entitled to a Change of Control Severance (the “Jones CoC Severance Amount”) in place of the Jones Severance Amount described above. The Jones CoC Severance Amount would have been: (i) an amount equal to twice the Jones Base Salary in effect on the date of separation from service and (ii) an amount equal to the cash portion of Mr. Jones’ target Annual Bonus for the fiscal year in which the termination occurred (with it deemed that all performance goals had been met at one hundred percent (100%) of budget or plan) multiplied by one hundred fifty percent (150%). For a period of eighteen (18) months, Mr. Jones would have had the option to elect coverage for, and the Company would have reimbursed Mr. Jones for, the amount of his premium payments for group health coverage, if any, elected by Mr. Jones pursuant to the COBRA; provided, however, that Mr. Jones would be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums.

Moreover, in the event of either a termination without cause or a termination in connection with a change of control, all outstanding equity awards held by Mr. Jones would have been subject to full accelerated vesting on the date of termination, and the exercise period extended to three (3) years from the date of termination. In order for Mr. Jones to resign for constructive termination, Mr. Jones would have had to give notice to the Company within thirty (30) days of the initial existence of such grounds for constructive termination and provided a period of thirty (30) days to cure the reason specified.

Director Compensation

The compensation and benefits for service as non-employee members of our Board is determined by the Board. Directors employed by the Company, such as Mr. Hall and Dr. Audrey Kunin (throughout her term as director until such term expires at the Annual Meeting), are not compensated for service on the Board or any committee of the Board; however, we reimburse all directors for any out-of-pocket expenses incurred in connection with attending meetings of the Board and committees of the Board.

The Board, upon the recommendation of the Compensation Committee, approved the Non-Employee Director Compensation Program, effective January 1, 2022 (the “2022 Non-Employee Director Compensation Plan”). Under the 2022 Non-Employee Director Compensation Plan, each director receives his or her annual retainer compensation in cash and an annual grant of 858 restricted stock units. All cash compensation is payable quarterly on the first (1st) business day of the quarter.

Approved non-employee director compensation for 2022 was as follows:

Board Meetings	Chair of Committee for Committee Meetings	All Other Members for Committee Meetings

Chair of the Board: Annual cash compensation of $52,000 per year.

Member of the Board: The annual fee consists of: (i) $40,000 in cash and (ii) 858 restricted stock units granted. The restricted stock units are granted at the Company’s Annual Meeting of Stockholders, and vest on the one-year anniversary of the grant date.

Chair of the Audit Committee: Annual cash compensation of $17,500 per year.

Chair of the Compensation Committee: Annual cash compensation of $13,000 per year.

Chair of the N&CG Committee: Annual cash compensation of $10,000 per year.

Member of the Audit Committee: Annual cash compensation of $7,500 per year.

Member of the Compensation Committee: Annual cash compensation of $6,000 per year for each committee.

Member of the N&CG Committee: Annual cash compensation of $5,000 per year for each committee.

Non-employee directors also may be granted additional awards under our equity incentive plans at the discretion of our Board.

The compensation received during 2022 by each non-employee director is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Paul E. Freiman, Ph.D.	$77,500	$5,490	$82,990

Julie Garlikov	$37,204	$5,490	$42,694

Swan Sit	$58,500	$5,490	$63,990

Mijia (Bob) Wu, M.B.A.	$40,000	$5,490	$45,490

Sean Zheng	$37,204	$5,490	$42,694

Yenyou (Jeff) Zheng, Ph.D.	$73,500	$5,490	$78,990

(1)

These amounts represent the aggregate grant date fair value of $6.399 per share (as adjusted to account for the Reverse Stock Split) for the 858 restricted stock awards granted to each director as part of his or her annual fee in fiscal year 2022. The assumptions used to determine the value of restricted stock units are described in Note 15 “Equity-Based Compensation” to the Company’s consolidated financial statements in our Annual Report. At December 31, 2022, each of Dr. Freiman, Ms. Garlikov, Ms. Sit, Mr. Wu, Mr. Sean Zheng and Dr. Jeff Zheng had an aggregate of 858 unvested restricted stock units. At December 31, 2022, the aggregate number of vested stock options for each of the non-employee directors who served in 2022 and held stock options was as follows (with no such director holding any unvested stock options at such time): Dr. Freiman, 3,399; Ms. Sit, 572; Mr. Wu, 1,580; and Dr. Jeff Zheng, 572.

PAY-VERSUS-PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following disclosure about the relationship between executive pay actually paid (as defined by SEC rules) and the Company’s financial performance.

Pay-Versus-Performance Table

In accordance with the SEC’s rules, the below table sets forth the following information for the fiscal years ended December 31, 2022 and 2021: (1) the total compensation paid to the Company’s principal executive officer, the CEO, and the non-CEO NEOs, as provided on the “Summary Compensation Table” provided elsewhere in this Proxy Statement; (2) the compensation “actually paid” to the CEO and the non-CEO NEOs, which reflects certain adjustments based on SEC rules and as described in the footnotes below; (3) the Company’s total stockholder return (“TSR”); and (4) the Company’s net loss. The “Summary Compensation Table” and the compensation actually paid amounts do not reflect the actual amounts of compensation earned by, or paid to, our NEOs during the applicable years, but rather are amounts determined in accordance with Item 401(v) of Regulation S-K. The Compensation Committee did not consider the pay-versus-performance disclosure when making its incentive compensation decisions for 2022. For information regarding the decisions made by the Compensation Committee with respect to compensation for 2022, please see the “Compensation Discussion & Analysis” provided elsewhere in this Proxy Statement.

Fiscal Year	Summary Compensation Table Total - CEO(1)	Compensation “Actually Paid” Total - CEO(2)	Summary Compensation Table Total - Non-CEO NEO Average(3)	Compensation “Actually Paid” Total – Non-CEO NEOs(4)	NBY TSR(5)	Fiscal Year Net Loss (in thousands)(6)
2022	$364,954	$111,489	$259,285	$108,806	$(45.97)	$(10,608)
2021	$795,521	$490,901	$528,704	$422,207	$(46.04)	$(5,824)

(1)	Reflects compensation amounts reported in the “Summary Compensation Table” for the CEO, Mr. Hall.

(2)

Compensation actually paid (as defined by SEC rules) to the CEO for each period presented reflects the amount set forth in column (1), adjusted as set forth below in the Reconciliation of Compensation Actually Paid Table.

(3)

Dr. Audrey Kunin, our Chief Product Officer, and Mr. Jones, our former Chief Financial Officer, were our non-CEO NEOs in fiscal years 2022 and 2021. Dr. Audrey Kunin was appointed our Chief Product Officer effective November 5, 2021, and therefore only received partial compensation in fiscal year 2021. Due to Dr. Audrey Kunin’s partial year service in fiscal year 2021, the 2021 amount represents a weighted-average (based on the number of days Dr. Audrey Kunin and Mr. Jones served).

(4)

Average compensation actually paid (as defined by SEC rules) to the Company’s NEOs (except the CEO) for each period presented reflects the amount set forth in column (3), adjusted as set forth below in the Reconciliation of Compensation Actually Paid Table.

(5)

Reflects the TSR of a $100 investment in the Company from the beginning of fiscal year 2021 through each of the fiscal years ended December 31, 2022 and 2021. The Company’s TSR includes share price depreciation, but does not include dividend reinvestment as the Company did not pay any dividends in the 2022 or 2021 fiscal years.

(6)	Reflects “Net loss” in the Company’s Consolidated Statements of Operations and Comprehensive Loss included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Reconciliation of Compensation Actually Paid Table

The following table details the applicable adjustments that were made to determine compensation actually paid (all amounts are weighted-averages for the NEOs other than the CEO based on the number of days Dr. Audrey Kunin and Mr. Jones served):

Reporting Period	Reported Summary Compensation Table Total ($)	Deduct: Reported value of equity awards ($) (a)	Add: Equity award adjustments ($) (b)	Deduct: Reported change in the actuarial present value of pension benefits ($) (c)	Add: Pension benefit adjustments ($) (c)	Compensation actually paid ($)
CEO
2022	$364,954	$—	$(253,465)	$—	$—	$111,489
2021	795,521	(395,000)	90,380	—	—	490,901
NEOs (except the Chief Executive Officer)
2022	$259,285	$—	$(150,479)	$—	$—	$108,806
2021	528,704	(206,308)	100,500	—	—	422,207

(a)

As provided in the “Summary Compensation Table” and elsewhere in this Proxy Statement, no equity awards were granted to any NEO in the 2022 fiscal year. For the 2021 fiscal year, the reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for each applicable period.

(b)

The equity award adjustments for each applicable period include the addition (or subtraction, as applicable) of the following (all amounts are weighted averages for the NEOs other than the Chief Executive Officer):

Reporting Period	Period-end fair value of equity awards granted during the period ($)	Period-over- period change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in the period ($)	Period-over- period change in fair value of equity awards granted in prior periods that vested in the period ($)	Fair value at the end of the prior period of equity awards that failed to meet vesting conditions in the period ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)
CEO
2022	$—	$(236,113)	$—	$(17,352)	$—	$—	$(253,465)
2021	190,004	(86,857)	—	(12,767)	—	—	90,380
NEOs (except the Chief Executive Officer)
2022	$—	$(134,736)	$—	$(15,743)	$—	$—	$(150,479)
2021	104,840	(56,346)	—	52,006	—	—	100,500

(c)

In the periods presented and consistent with the “Summary Compensation Table”, the Company did not have: (i) a change in the actuarial present value of the accumulated benefit under any defined benefit or actuarial pension plans or (ii) any service cost or prior service cost related to any defined benefit or actuarial pension plans.

Pay-Versus-Performance Relationship

The Company believes the table above shows the alignment between compensation actually paid to the CEO and our other non-CEO NEOs and the Company's performance. The charts below show, for the past two years, the relationship of the CEO and the other non-CEO NEOs compensation “actually paid” and (i) the Company's TSR and (ii) the Company's net loss.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of May 5, 2023 (including the effect of the 1-for-35 Reverse Stock Split) regarding the beneficial ownership of our securities by:

●	each person who is known by us to beneficially own more than five percent (5%) of our securities;

●	our current executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on 2,728,824 shares of our Common Stock outstanding as of May 5, 2023. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class
Beneficial Owners Holding More Than 5%

Hudson Bay Master Fund Ltd. (2)	225,909	7.6%
c/o Hudson Bay Capital Management LP 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830

Armistice Capital, LLC (3)	191,826	7.0%
510 Madison Avenue, 7th Floor New York, New York 10022

Pioneer Pharma (Hong Kong) Company Ltd. (“Pioneer Hong Kong”) (4)	148,241	5.4%
682 Castle Peak Road
Lai Chi Kok, Kowloon, Hong Kong

Executive Officers and Directors
Justin M. Hall, Esq. (5)	17,193	*
Tommy Law (6)	599	*
Audrey Kunin, M.D. (7)	2,143	*
Jeff Kunin, M.D. (8)	2,143	*
Paul E. Freiman, Ph.D. (9)	5,182	*
Julie Garlikov (10)	858	*
Swan Sit (11)	2,288	*
Mijia (Bob) Wu, M.B.A. (12)	3,296	*
Yenyou (Jeff) Zheng, Ph.D. (13)	2,288	*
Yongxiang (Sean) Zheng (14)	858	*
All directors and executive officers as a group (10 persons)	34,705	1.3%

*	Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within 60 days of May 5, 2023. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within 60 days of May 5, 2023 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Based upon information contained in Amendment No. 1 to the Schedule 13G filed by Hudson Bay Capital Management LP and Sander Gerber with the SEC on February 10, 2023, Hudson Bay Capital Management LP beneficially owned 225,909 shares of Common Stock issuable upon the exercise of certain warrants and/or conversion of shares of convertible preferred stock as of December 31, 2022, with shared voting and dispositive power of all shares and sole voting and dispositive power of no shares.

(3)

Based upon information contained in the Schedule 13G filed by Armistice Capital, LLC and Steven Boyd with the SEC on February 14, 2023, Armistice Capital, LLC beneficially owned 191,826 shares of Common Stock as of December 31, 2022, with shared voting and dispositive power of all shares and sole voting and dispositive power of no shares.

(4)

Based upon information contained in the Schedule 13D/A filed by Pioneer Hong Kong and China Pioneer Pharma Holdings Limited, the parent company of Pioneer Hong Kong, with the SEC on January 13, 2017, Pioneer Hong Kong beneficially owned 148,241 shares of Common Stock as of December 9, 2016, with shared voting and dispositive power of all shares and sole voting and dispositive power of no shares.

(5)

Consists of (i) 2,377 shares of Common Stock held directly by Mr. Hall and (ii) 14,816 shares issuable upon the exercise of outstanding options which are exercisable as of May 5, 2023 or within 60 days after such date. Does not include 14,286 performance restricted stock units granted to Mr. Hall on May 4, 2021 that will vest based on the achievement of three performance goals at the end of a three year performance period ending December 31, 2023.

(6)	Consists of 643 shares issuable upon exercise of outstanding options which are exercisable as of May 5, 2023 or within 60 days after such date.

(7)

Consists of 2,143 shares issuable upon the exercise of outstanding options which are exercisable as of May 5, 2023 or within 60 days after such date. Does not include 8,572 performance restricted stock units granted to Dr. Audrey Kunin on November 8, 2021 that will vest based on the achievement of three performance goals at the end of a three year performance period ending December 31, 2023.

(8)

Consists of 2,143 shares issuable upon exercise of outstanding options which are held by Dr. Jeff Kunin’s spouse, Dr. Audrey Kunin, and exercisable as of December 13, 2022 or within 60 days after such date.

(9)	Consists of (i) 67 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Dr. Freiman and his spouse are trustees (with sole voting power over 18 shares, shared voting power over 31 shares, sole investment power over no shares and shared investment power over 49 shares); (ii) 858 shares of Common Stock held directly by Dr. Freiman; (iii) 3,399 shares issuable upon exercise of outstanding options which are exercisable as of May 5, 2023 or within 60 days after such date; and (iv) 858 shares of Common Stock issuable upon the vesting of outstanding restricted stock units which vest within 60 days of May 5, 2023.

(10)	Consists of 858 shares of Common Stock issuable upon the vesting of outstanding restricted stock units which vest within 60 days of May 5, 2023.

(11)	Consists of (i) 858 shares of Common Stock held directly by Ms. Sit; (ii) 572 shares issuable upon exercise of outstanding options which are exercisable as of May 5, 2023 or within 60 days after such date; and (iii) 858 shares of Common Stock issuable upon the vesting of outstanding restricted stock units which vest within 60 days of May 5, 2023.

(12)	Consists of (i) 858 shares of Common Stock held directly by Mr. Wu; (ii) 1,580 shares issuable upon exercise of outstanding options which are exercisable as of May 5, 2023 or within 60 days after such date; and (iii) 858 shares of Common Stock issuable upon the vesting of outstanding restricted stock units which vest within 60 days of May 5, 2023. As Non-Executive Director of China Pioneer, the parent company of Pioneer Hong Kong, Mr. Wu disclaims beneficial ownership of the shares of the Common Stock held by China Pioneer Pharma and Pioneer Hong Kong.

(13)	Consists of (i) 858 shares of Common Stock held directly by Dr. Jeff Zheng; (ii) 572 shares issuable upon exercise of outstanding options which are exercisable as of May 5, 2023 or within 60 days after such date; and (iii) 858 shares of Common Stock issuable upon the vesting of outstanding restricted stock units which vest within 60 days of May 5, 2023.

(14)	Consists of 858 shares of Common Stock issuable upon the vesting of outstanding restricted stock units which vest within 60 days of May 5, 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 (including the effect of the 1-for-35 Reverse Stock Split) with respect to shares of our Common Stock that may be issued under existing equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding some securities reflected in first column)
Equity compensation plans approved by security holders(1)	131,954	$37.99	90,591
Equity compensation plans not approved by security holders	—	—	—
Total	131,954	$37.99	90,591

(1)

Consists of the 2007 Plan and 2017 Plan. No additional option grants are being made under the 2002 Plan, 2005 Plan or 2007 Plan. The 2017 Plan became effective on June 2, 2017, and 90,591 shares were reserved for issuance under that plan at December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

NovaBay’s Audit Committee has the responsibility of reviewing any possible related party transactions. In conducting its review, the Audit Committee applies the principles of the Code of Ethics and its Conflict of Interest Policy to: (i) the relationship of the related persons to the transaction; (ii) the relationship between the Company and the related persons; (iii) the importance of the interest to the related persons; and (iv) the amount involved in the transaction. Since December 31, 2020, there has not been any transaction, nor is there any proposed transaction, in which NovaBay was a participant, and in which a “related party” of NovaBay had or is expected to have a direct or indirect material interest, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of NovaBay’s total assets at the end of the last two (2) completed fiscal years, that would require disclosure, except for the following:

November 2021 DERMAdoctor Acquisition

On November 5, 2021, pursuant to a membership unit purchase agreement, dated as of September 27, 2021 (the “Purchase Agreement”), NovaBay acquired 100% of the membership units of DERMAdoctor from Papillon Partners, Inc., a Missouri corporation indirectly owned by Dr. Audrey Kunin and Dr. Jeff Kunin (“Papillon”) and (v) Midwest Growth Partners, L.L.L.P., an Iowa limited liability limited partnership (together with Papillon, the “Sellers”) for a closing purchase price of $12.0 million (as adjusted for certain indebtedness, transaction expenses and cash of DERMAdoctor at closing as set forth in the Purchase Agreement, the “Closing Cash Consideration”) and potential future earn out payments of up to an aggregate of $3.0 million over a period of two calendar years post-closing. The earn out payments are for up to $1.5 million after closing for each of the 2022 and 2023 calendar years (or an aggregate $3.0 million) if the legacy business of DERMAdoctor achieves certain contribution margin targets each year conditioned upon Dr. Audrey Kunin’s and Dr. Jeff Kunin’s continued employment with DERMAdoctor (except if either are terminated without cause or terminated as a result of death or disability). Such earn out payments are to be paid in cash or unregistered shares of NovaBay’s Common Stock, subject to certain restrictions. Under the terms of the Purchase Agreement, Papillon and Midwest Growth Partners, L.L.L.P. received approximately 82.2% and 17.8%, respectively, of the Closing Cash Consideration and will subsequently receive such proportion of the earn out payments, if any. An aggregate amount of $1.2 million of the Closing Cash Consideration is being held in escrow for 12 months after the closing to secure certain payment and indemnification obligations of DERMAdoctor and the Sellers, as applicable and in accordance with the terms of the Purchase Agreement.

Both Dr. Audrey Kunin and Dr. Jeff Kunin are parties to executive employment agreements, as described above, and in the Current Report on Form 8-K filed with the SEC on November 12, 2021, which is incorporated by reference. Further, in connection with the closing of the DERMAdoctor Acquisition, NovaBay also entered into a Side Letter with Dr. Audrey Kunin to provide for her appointment to the Board, which occurred on January 27, 2022.

2023 Private Placement

On April 27, 2023, the Company entered into the 2023 Private Placement. As a result of the significant number of shares of Common Stock that may be issued upon the future conversion or redemption of the Debentures and exercise of the 2023 Warrants compared to the currently issued and outstanding shares of Common Stock, the Company is required to obtain stockholder approval in accordance with the NYSE American Company Guide Rule 713(a) and Rule 713(b), as is being sought by Proposal Three of this Proxy Statement. In connection with the closing of the Private Placement, the Company is required to obtain Voting Commitments from the Company’s executive officers, directors, more than 10% stockholders, Mr. Fu and Pioneer Pharma (Hong Kong) Company Ltd. to support the Company in obtaining the Stockholder Approval. As a condition for Mr. Fu and Pioneer Pharma (Hong Kong) Company Ltd. delivering their Voting Commitment to the Company, the Company entered into Warrant Amendment Agreements, as discussed in Proposal Three, with certain other existing Company investors that hold previously issued Company Common Stock purchase warrants that reduced the exercise price of these warrants to $1.30 per share.

OTHER PROXY MATTERS

Delinquent Section 16(a) Reports

Under the federal securities laws, our directors and officers and any persons holding more than ten percent (10%) of our Common Stock are required to report their ownership of our Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file by these dates.

In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and ten percent (10%) stockholders. Based solely on our review of copies of the reports on the Section 16(a) forms filed with the SEC with respect to the fiscal year ended December 31, 2022, and the written representations received from the reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than ten percent (10%) of our Common Stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section, except for one initial statement of beneficial ownership on Form 3 for Mr. Sean Zheng.

Deadlines for Receipt of Stockholder Proposals and Nominations

Deadline for submitting stockholder proposals for inclusion in the Company’s 2024 Annual Meeting of Stockholders Proxy Statement

Stockholder proposals submitted for inclusion in the Company’s 2024 Annual Meeting proxy statement and proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us by no later than 120 days prior to the date the Company’s proxy statement was provided to stockholders the prior year, which for next year’s 2024 Annual Meeting, the date would be January 16, 2024. If NovaBay’s 2024 Annual Meeting is held on a date more than 30 calendar days from June 9, 2024, then the deadline will be a reasonable time prior to the time we begin to print, mail or electronically deliver our proxy materials. If notice is received after January 16, 2024, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Due Date for Receipt of Advance Notice of Stockholder Nominations and Proposals for 2024 Annual Meeting of Stockholders

Pursuant to our Bylaws, if you wish to bring certain business or nominate a director, you must comply with the advance notice provisions in our Bylaws and do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. For next year’s 2024 Annual Meeting, this would require notice between February 10, 2024 and March 11, 2024, respectively); provided, however, that in the event that the date of the 2024 Annual Meeting of Stockholders is held more than 30 days prior to or more than 30 days after June 9, 2024, your notice must be delivered not earlier than the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to the advance notice of stockholder proposals and director nominations. Our advance notice Bylaw provisions do not apply to stockholder proposals made in compliance with SEC Rule 14a-8.

Deadline for providing notice of a solicitation of proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the SEC no later than 60 days prior to the first anniversary of the 2023 Annual Meeting, which for next year’s 2024 Annual Meeting, the date would be April 10, 2024.

General Administration

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) notify your broker, bank or other nominee or (2) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should likewise contact their broker, bank or other nominee or NovaBay using the above information. In addition, NovaBay will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Method of Proxy Solicitation

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. NovaBay has engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $50,000 in total. No fees will be paid for solicitation of any stockholder to vote in favor of one of the Proposals. Our employees may solicit proxies on behalf of the Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of Common Stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

Where You Can Find More Information

NovaBay files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by NovaBay with the SEC at the SEC’s website, which contains reports, proxy statements and other information, at: http://www.sec.gov. This Proxy Statement refers to certain documents that are not attached or delivered with this Proxy Statement, but have been filed by NovaBay with the SEC.

Our Company’s Internet address, located at www.novabay.com, includes electronic files of this Proxy Statement and our Annual Report, as well as our other SEC filings. Further, this Proxy Statement and other documents referred to in this Proxy Statement are available without charge to stockholders of NovaBay upon written or oral request. If you would like additional copies of this Proxy Statement, such other documents referred to herein that are filed by us with the SEC or if you have questions about the Proposals to be presented at the Annual Meeting, you should contact NovaBay in writing at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1550, Emeryville, CA 94608 or by telephone at (510) 899-8800.

Forward-Looking Statements

This Proxy Statement and documents referenced herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs, including statements about the commercial progress and future financial performance of the Company, as well as matters relating to the 2023 Private Placement and Proposal Three (the Company Guide Proposal). The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the financial and business impact and effect of the completed 2023 Private Placement, our partnerships, and any future revenue that may result from selling the Company’s products, as well as the Company’s expected future financial results. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Proxy Statement, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this Proxy Statement and documents referenced herein speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Other Business

The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.

May 18, 2023	By Order of the Board of Directors,
Paul E. Freiman, Ph.D. Chairman of the Board

SCAN TO
VIEW MATERIALS & VOTE

NOVABAY PHARMACEUTICALS, INC.
ATTN: JUSTIN HALL
2000 POWELL STREET, SUITE 1150
EMERYVILLE, CA 94608

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NBY2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 8, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05304-P95282 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NOVABAY PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR all nominees listed in Proposal One, FOR Proposal Two, FOR Proposal Three and FOR Proposal Four.

	For	Withhold
1a. Mijia (Bob) Wu	☐	☐
1b. Yenyou (Jeff) Zheng	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement are available at www.proxyvote.com

V05305-P95282

NOVABAY PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 9, 2023, 11 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Justin M. Hall as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NOVABAY PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11 a.m., Pacific Time, on June 9, 2023, and any adjournment or postponement thereof, and to act, in his discretion, with respect to all votes that the stockholder(s) would be entitled to cast if then personally present. The meeting will be held virtually at www.virtualshareholdermeeting.com/NBY2023.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in Proposal One, FOR Proposal Two, FOR Proposal Three and FOR Proposal Four. If any other business is presented at such Annual Meeting, this proxy will be voted with the discretion of the proxy.

Continued and to be signed on reverse side